UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the Appropriate Box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

DARIOHEALTH CORP.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required

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DarioHealth Corp.

8 HaTokhen Street

Caesarea Industrial Park

3088900, Israel

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On Wednesday, November 6, 2019

You are cordially invited to attend an annual meeting of the stockholders (the “Meeting”) of DarioHealth Corp. (the “Company”), which will be held at 11:00 a.m. on Wednesday, November 6, 2019, at the law offices of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP, 1633 Broadway, 32nd Floor, New York, New York 10019, for the following purposes:

1.	To re-elect Yalon Farhi, Allen Kamer, Hila Karah, Dennis M. McGrath, Glen Moller, Erez Raphael, Yoav Shaked and Richard B. Stone as directors to serve on the Company’s Board of Directors (the “Board”) for a one-year term that expires at the 2020 Annual Meeting of Stockholders, or until their successors are elected and qualified or until their earlier resignation or removal;

2.	To consider and vote to amend the Company’s 2012 Equity Incentive Plan, as amended (the “2012 Equity Incentive Plan”), to increase the number of shares authorized for issuance under the 2012 Equity Incentive Plan by 4,500,000 shares from 7,873,000 to 12,373,000;

3.	To authorize the Board to amend the Company’s Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s issued and outstanding shares of common stock, $0.0001 par value per share, at a ratio of not less than 2 to 1 and not greater than 20 to 1, to be implemented no later than December 20, 2019, as determined by the Board in its sole discretion;

4.	To ratify the appointment by the Audit Committee of the Board of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019; and

5.	To transact any other business as may properly come before the Meeting or any adjournments thereof.

All stockholders are cordially invited to attend the Meeting.  If your shares are registered in your name, please bring the admission ticket attached to your proxy card.  If your shares are registered in the name of a broker, trust, bank or other nominee, you will need to bring a proxy or a letter from that broker, trust, bank or other nominee or your most recent brokerage account statement, that confirms that you are the beneficial owner of those shares. If you do not have either an admission ticket or proof that you own shares of the Company, you will not be admitted to the meeting.

The Board of Directors has fixed the close of business on September 19, 2019 as the record date for the Meeting. Only stockholders on the record date are entitled to notice of and to vote at the meeting and at any adjournment or postponement thereof.

Your vote is important regardless of the number of shares you own.  The Company requests that you complete, sign, date and return the enclosed proxy card without delay in the enclosed postage-paid return envelope, even if you now plan to attend the Meeting.  You may revoke your proxy at any time prior to its exercise by delivering written notice or another duly executed proxy bearing a later date to the Secretary of the Company, or by attending the Meeting and voting in person.

Important Notice Regarding the Availability of Proxy Materials for the Meeting to be held on November 6, 2019

The proxy statement, proxy card and Annual Report are also available at

http://www.dariohealth.com/DH2019Proxy.pdf

Stockholders may also obtain additional paper or e-mail copies of these materials at no cost by writing to DarioHealth Corp., 8 HaTokhen Street, Caesarea Industrial Park 3088900, Israel, Attention: Secretary.

Securities and Exchange Commission rules allow us to furnish proxy materials to our stockholders over the internet. You may also have access to the materials for the Meeting by visiting the website: http://mydario.investorroom.com. You may also cast your vote by visiting www.proxyvote.com if you hold your shares in “street name,” or www.vstocktransfer.com/proxy if you are a registered stockholder. You may also authorize a proxy to vote your shares over the internet. In order to vote over the internet you must have your stockholder identification number, which is set forth in the Notice of Internet Availability of Proxy Materials mailed to you. You may also request a paper proxy card to submit your vote by mail. If you have any questions regarding the completion of the enclosed proxy card or would like directions to the Meeting, please call +(972)-(4) 770 4055. You may also find directions at http://mydario.investorroom.com/SECFilings.

By order of the Board of Directors,

/s/ Erez Raphael
Erez Raphael
Chief Executive Officer

Caesarea, Israel

September 30, 2019

IMPORTANT: In order to secure a quorum and to avoid the expense of additional proxy solicitation, please either vote by internet or sign, date and return your proxy promptly in the enclosed envelope even if you plan to attend the meeting personally. Your cooperation is greatly appreciated.

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS.

Annex A	Second Amendment to the Amended and Restated 2012 Equity Incentive Plan	A-1
Annex B	Certificate of Amendment to the Certificate of Incorporation of DarioHealth Corp.	B-1

PROXY STATEMENT

DarioHealth CORP.

ANNUAL MEETING OF STOCKHOLDERS

to be held at 11:00 a.m. on November 6, 2019

Zysman, Aharoni, Gayer and Sullivan & Worcester LLP

1633 Broadway, 32nd Floor

New York, New York 10019

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS

Why am I receiving this Proxy Statement?

This Proxy Statement describes the proposals on which our Board of Directors (the “Board”) would like you, as a stockholder, to vote at an Annual Meeting of the Stockholders (the “Meeting”), which will take place at 11:00 a.m. on November 6, 2019, at the law offices of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP, 1633 Broadway, 32nd Floor, New York, New York 10019.

This Proxy Statement also gives you information on these proposals so that you can make an informed decision. We intend to mail this Proxy Statement and accompanying proxy card on or about October 9, 2019, to all stockholders of record entitled to vote at the Meeting.

In this proxy statement, we refer to DarioHealth Corp. as the “Company”, “we”, “us” or “our” or similar terminology.

Website addresses included in this proxy statement are textual references only, and the information in any website is not incorporated by reference into this proxy statement.

How many shares must be present in order to hold the annual meeting of stockholders?

Our Bylaws provide that a quorum shall consist of the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy at the Meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On September 19, 2019 (the “Record Date”), there were 43,683,840 shares of our common stock, $0.0001 par value per share (the “Common Stock”), issued and outstanding and entitled to vote. Thus, the holders of 21,841,921 shares of Common Stock must be present in person or represented by proxy at the meeting to have a quorum. If such quorum shall not be present or represented, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the Meeting, without notice other than announcement at the meeting, until a quorum shall be present or represented. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Meeting. Abstentions may be specified on all proposals. Abstentions and broker non-votes will be counted towards the quorum requirement. Submitted proxies which are left blank will also be counted as present for purposes of determining a quorum but are not counted for purposes of determining whether a proposal has been approved in matters where the proxy does not confer the authority to vote on such proposal, and thus have no effect on its outcome.

Who can vote at the annual meeting of stockholders?

Stockholders who owned shares of our Common Stock on the Record Date may attend and vote at the Meeting. There were 43,683,840 shares of Common Stock outstanding on the Record Date. All shares of Common Stock have one vote per share and vote together as a single class. Information about the stockholdings of our directors and executive officers is contained in the section of this Proxy Statement entitled “Beneficial Ownership of Principal Stockholders, Officers and Directors” on page 36 of this Proxy Statement.

What is the proxy card?

The proxy card enables you to appoint Erez Raphael, our Chief Executive Officer, and/or Zvi Ben-David, our Secretary, Treasurer and Chief Financial Officer, as your representative at the Meeting. By completing and returning the proxy card or voting online as described herein, you are authorizing these persons to vote your shares at the Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Meeting. Even if you plan to attend the Meeting, please complete and return your proxy card before the Meeting date just in case your plans change. If a proposal comes up for vote at the Meeting that is not on the proxy card, the proxies will vote your shares, under your proxy, according to their best judgment.

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What am I voting on?

You are being asked to vote:

1.	To re-elect Yalon Farhi, Allen Kamer, Hila Karah, Dennis M. McGrath, Glen Moller, Erez Raphael, Yoav Shaked and Richard B. Stone (collectively, the “Director Nominees”) as directors to serve on the Company’s Board of Directors (the “Board”) for a one-year term that expires at the 2020 Annual Meeting of Stockholders, or until their successors are elected and qualified or until their earlier resignation or removal (the “Election of Directors Proposal”);

2.	To consider and vote to amend the Company’s 2012 Equity Incentive Plan, as amended (the “2012 Equity Incentive Plan”), to increase the number of shares authorized for issuance under the 2012 Equity Incentive Plan by 4,500,000 shares from 7,873,000 to 12,373,000 (the “Incentive Plan Proposal”);

3.	To authorize the Board to amend the Company’s Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s issued and outstanding shares of Common Stock at a ratio of not less than 2 to 1 and not greater than 20 to 1, to be implemented no later than December 20, 2019, as determined by the Board in its sole discretion (the “Reverse Stock Split Proposal”);

4.	To ratify the appointment by the Audit Committee of the Board of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global (the “Auditor”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019; and

5.	To transact any other business as may properly come before the Meeting or any adjournments thereof.

We will also transact any other business that properly comes before the Meeting.

How does the Board recommend that I vote?

Our Board unanimously recommends that the stockholders vote “FOR” all proposals being put before our stockholders at the Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If, on the Record Date, your shares were registered directly in your name with our transfer agent, VStock Transfer LLC, you are a “stockholder of record” who may vote at the Meeting, and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to direct the voting of your shares by returning the enclosed proxy card to us or to vote in person at the Meeting. Whether or not you plan to attend the Meeting, please complete, date and sign the enclosed proxy card to ensure that your vote is counted.

Beneficial Owner

If, on the Record Date, your shares were held in an account at a brokerage firm or at a bank or other nominee holder, you are considered the beneficial owner of shares held “in street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered the stockholder of record for purposes of voting at the Meeting. As the beneficial owner, you have the right to direct your broker on how to vote your shares and to attend the Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Meeting unless you receive a valid proxy from your brokerage firm, bank or other nominee holder. To obtain a valid proxy, you must make a special request of your brokerage firm, bank or other nominee holder. If you do not make this request, you can still vote by using the voting instruction card enclosed with this proxy statement; however, you will not be able to vote in person at the Meeting.

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How do I vote?

(1)       You may vote by mail. You may vote by mail by completing, signing and dating your proxy card and returning it in the enclosed, postage-paid and addressed envelope. If we receive your proxy card prior to the Meeting and if you mark your voting instructions on the proxy card, your shares will be voted:

•	as you instruct, and

•	according to the best judgment of the proxies if a proposal comes up for a vote at the Meeting that is not on the proxy card.

If you return a signed card, but do not provide voting instructions, your shares will be voted:

•	for the Election of Directors Proposal;

•	for the Incentive Plan Proposal;

•	for the Reverse Stock Split Proposal;

•	for the ratification of the appointment of the Auditor as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and

•	according to the best judgment of either Mr. Raphael or Mr. Ben-David if a proposal comes up for a vote at the Meeting that is not on the proxy card.

(2)       You may vote in person at the Meeting. We will pass out written ballots to anyone who wants to vote at the Meeting. However, if you hold your shares in street name, you must bring to the Meeting a valid proxy from the broker, bank or other nominee holding your shares that confirms your beneficial ownership of the shares and gives you the right to vote your shares. Holding shares in street name means you hold them through a brokerage firm, bank or other nominee, and therefore the shares are not held in your individual name. We encourage you to examine your proxy card closely to make sure you are voting all of your shares in the Company.

(3)       You may vote online. You may also have access to the materials for the Meeting by visiting the website: http://mydario.investorroom.com. You may also cast your vote by visiting www.proxyvote.com if you hold your shares in “street name,” or www.vstocktransfer.com/proxy if you are a registered stockholder.

What does it mean if I receive more than one proxy card?

You may have multiple accounts at the transfer agent and/or with brokerage firms. Please sign and return all proxy cards to ensure that all of your shares are voted.

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the Meeting. You may do this by:

•	sending a written notice to Zvi Ben-David, our corporate Secretary, stating that you would like to revoke your proxy of a particular date;

•	signing another proxy card with a later date and returning it before the polls close at the Meeting; or

•	attending the Meeting and voting in person.

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, you must instruct your broker, bank or other nominee that you wish to change your vote by following the procedures on the voting form provided to you by the broker, bank or other nominee. If your shares are held in street name, and you wish to attend and vote at the Meeting, you must bring to the Meeting a legal proxy from the broker, bank or other nominee holding your shares, confirming your beneficial ownership of the shares and giving you the right to vote your shares.

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Will my shares be voted if I do not sign and return my proxy card?

If your shares are held in street name or in your name and you do not sign and return your proxy card, your shares will not be voted unless you vote in person at the Meeting.

How are votes counted?

You may vote “for,” “against,” or “abstain” on each of the proposals being placed before our stockholders. Abstentions and broker non-votes (i.e., shares held by brokers on behalf of their customers, which may not be voted on certain matters because the brokers have not received specific voting instructions from their customers with respect to such matters) will be counted solely for the purpose of determining whether a quorum is present at the Meeting.

What are broker non-votes?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank, or other agent indicates on a proxy that it does not have discretionary authority to vote certain shares on a non-routine proposal, then those shares will be treated as broker non-votes. Proposals No. 1 and 2 are non-routine proposals; therefore, your broker, bank or other agent is not entitled to vote your shares on Proposals No. 1 and 2 without your instructions.

Our management believes that Proposals 3 and 4 are “routine” matters for which brokers will have authority to vote your shares of Common Stock at the Meeting if you do not give instruction on how to vote your shares. Consequently, if customers do not give any direction, brokers will be permitted to vote shares of Common Stock at the Meeting in relation to these matters. Nevertheless, we encourage you to submit your voting instructions to your broker to ensure your shares of Common Stock are voted at the Meeting.

How many votes are required to elect the Director Nominees as directors of the Company?

The affirmative vote of a majority of the votes cast at the Meeting by the holders of Common Stock represented in person or by proxy and entitled to vote is required for approval of the election of each of the Director Nominees. Abstentions are considered present for purposes of establishing a quorum but will have no effect on the election of directors. Broker non-votes will not affect the outcome of the vote on this matter.

How many votes are required to approve the Incentive Plan Proposal?

The affirmative vote of a majority of the votes cast at the Meeting by the holders of Common Stock represented in person or by proxy and entitled to vote is required for approval of the Incentive Plan Proposal. Abstentions are considered present for purposes of establishing a quorum but will have no effect on the approval of the Incentive Plan Proposal. Broker non-votes will not affect the outcome of the vote on this matter.

How many votes are required to approve the Reverse Stock Split Proposal?

The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote on such matter, in person or by proxy, is required for approval of the Reverse Stock Split Proposal. Abstentions are considered present for purposes of establishing a quorum but will have the effect of a vote against the Reverse Stock Split Proposal. Broker non-votes will have the effect of a vote against the approval of the Reverse Stock Split Proposal.

How many votes are required to ratify the Company’s independent public accountants?

The affirmative vote of a majority of the votes cast at the Meeting by the holders of Common Stock represented in person or by proxy and entitled to vote is required to ratify the Auditor as our independent registered public accounting firm for the year ending December 31, 2019. Abstentions are considered present for purposes of establishing a quorum but will have no effect on the ratification of our independent public accountants. There are no broker non-votes on this matter since it is a “routine” matter.

What happens if I don’t indicate how to vote my proxy?

If you just sign your proxy card without providing further instructions, your shares will be counted as a “for” vote for all of the proposals being placed before our stockholders at the Meeting.

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Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.

Where do I find the voting results of the Meeting?

We will announce preliminary voting results at the Meeting and file a Current Report on Form 8-K announcing the final voting results of the Meeting.

Who can help answer my questions?

You can contact our Secretary, Treasurer and Chief Financial Officer, Zvi Ben-David, at +(972)-(4) 770 4055 or by sending a letter to Mr. Ben-David at offices of the Company at 8 HaTokhen Street, Caesarea Industrial Park 3088900, Israel, with any questions about proposals described in this Proxy Statement or how to execute your vote.

No Right of Appraisal

None of Delaware law, our Certificate of Incorporation or our Bylaws provides for appraisal or other similar rights for dissenting stockholders in connection with any of the proposals to be voted upon at this Meeting. Accordingly, our stockholders will have no right to dissent and obtain payment for their shares.

ALL PROXIES RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON SUCH PROXIES. PROXIES WILL BE VOTED IN FAVOR OF A PROPOSAL IF NO CONTRARY SPECIFICATION IS MADE. ALL VALID PROXIES OBTAINED WILL BE VOTED AT THE DISCRETION OF THE PERSONS NAMED IN THE PROXY WITH RESPECT TO ANY OTHER BUSINESS THAT MAY COME BEFORE THE MEETING. THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF PROPOSALS 1, 2, 3 AND 4.

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PROPOSAL 1

ELECTION OF DIRECTORS

Introduction

The Board has nominated the Director Nominees, each of whom currently serves as a director, to stand for election at the Meeting. Stockholders will be asked to elect each of the Director Nominees, each to hold office until the 2020 Annual Meeting of Stockholders or until his or her successor is elected and qualified or until his or her earlier resignation or removal. The enclosed proxy, if returned, and unless indicated to the contrary, will be voted for the election of each of the Director Nominees.

We have been advised by each of the Director Nominees that they are willing to be named as a nominee and each are willing to continue to serve as a director if elected. If some unexpected occurrence should make necessary, in the discretion of the Board, the substitution of some other person for the nominees, it is the intention of the persons named in the proxy to vote for the election of such other person as may be designated by the Board.

Board Qualifications

We believe that the collective skills, experiences and qualifications of our directors provide our Board with the expertise and experience necessary to advance the interests of our stockholders. While the Nominating and Corporate Governance Committee of our Board does not have any specific, minimum qualifications that must be met by each of our directors, the Nominating and Corporate Governance Committee uses a variety of criteria to evaluate the qualifications and skills necessary for each member of the Board. In addition to the individual attributes of each of our current directors described below, we believe that our directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience at the policy-making level in business, exhibit commitment to enhancing stockholder value and have sufficient time to carry out their duties and to provide insight and practical wisdom based on their past experience.

Nominee and Executive Officer Information

Listed below are the names of the directors and executive officers of the Company, their ages as of the Record Date and positions held:

Name	Age	Position(s)
Erez Raphael	46	Chief Executive Officer and Director
Zvi Ben David	58	Chief Financial Officer, Treasurer and Secretary
Dror Bacher	43	Chief Operating Officer
Olivier Jarry	58	President and Chief Commercial Officer
Yoav Shaked	47	Chairman of the Board of Directors
Yalon Farhi	57	Director
Allen Kamer	48	Director
Hila Karah	50	Director
Dennis M. McGrath	62	Director
Glen D. Moller	47	Director
Prof. Richard B. Stone	75	Director

Erez Raphael has served as our Chief Executive Officer since August 9, 2013 and as a director of our company since December 2013. Mr. Raphael served as Chairman of the Board of Directors from November 2014 to July 2018, and as a director from November 2014 to the present. He previously and until October 2012 served as our Vice President of Research and Development. Mr. Raphael has over 17 years of industry experience, having been responsible in his career for product delivery, technology and business development. Prior to joining us, from 2010 to 2012, Mr. Raphael served as Head of Business Operations for Nokia Siemens Networks, where he was responsible for establishing and implementing a new portfolio business unit directed towards marketing and sales of complimentary products. Prior to that, from 1998 to 2010, he held increasingly senior positions at Amdocs Limited (Nasdaq:DOX) where he was ultimately responsible for advising the Chief Technology Officer and implementing matters of overall business strategy. Mr. Raphael holds a B.A. in economics and business management from Haifa University. We believe Mr. Raphael is qualified to serve on our Board of Directors because of his extensive experience with technology companies and in sales and marketing.

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Zvi Ben David has served as our Chief Financial Officer, Treasurer and Secretary since January 7, 2015. Mr. Ben David has over 25 years of experience in corporate and international financial management, including at both publicly-listed and private companies. Since 2012, he has acted as an independent entrepreneur with, and investor in, various medical device ventures. From 2005 to 2012, Mr. Ben David served as the Chief Financial Officer of UltraShape Medical Ltd., a developer, manufacturer and marketer of innovative non-invasive technologies for fat cell destruction and body sculpting. While with UltraShape, he helped lead the company through $35 million in private financing, followed by the company’s merger with a Tel Aviv Stock Exchange company and ultimately the company’s sale to Syneron Medical Ltd. (Nasdaq:ELOS). From 2000 to 2005, he served as Vice President and Chief Financial Officer of Given Imaging Ltd., where he was part of the management team that led that company’s 2001 initial public offering and 2004 follow-on offering, and served as a director of that company from its establishment in 1998 to 2000. From 1995 to June 2000, Mr. Ben David served as Vice President and Chief Financial Officer of RDC Rafael Development Corporation, one of Given Imaging Ltd.’s principal shareholders. From 1994 to 1995, Mr. Ben David served as manager of the finance division of Electrochemical Industries (Frutarom) Ltd., an Israeli company traded on the Tel-Aviv Stock Exchange and the American Stock Exchange, and from 1989 to 1993, Mr. Ben David served as the manager of that company’s economy and control department. From 1984 to 1988, Mr. Ben David worked at Avigosh & Kerbs, an accounting firm in Haifa, Israel. Mr. Ben David is a certified public accountant in Israel and holds a B.A. in economics and accounting from Haifa University.

Dror Bacher has served as our Chief Operating Officer since July 25, 2017. Mr. Bacher previously served as our Vice President of Research and Development as well as Vice President of Operations since 2013 where he worked on product development as well as building a scalable supply chain. Mr. Bacher has over 18 years of experience in various technological companies and his expertise includes product management, product development and business operations in multi disciplinary environments. Between 2008 and 2013, Mr. Bacher Served in several leadership roles at Amdocs Limited (Nasdaq:DOX), including working as a part of the Chief Technology Office, managing enterprise development. programs for a variety of software products associated with service delivery, as well as serving as head of process Prior to Amdocs, Mr. Bacher served in a senior role at Tower Semiconductor (Nasdaq:TSEM), the global specialty foundry leader for IC manufacturing, where he was responsible for business operations and commercialization expansion. Mr. Bacher holds a B.Sc. in computer science and an MBA degree from Haifa University.

Olivier Jarry has served as our President and Chief Commercial Officer since August 30, 2018. Mr. Jarry has served on our Advisory Board and as a Strategic Advisory consultant since 2017. Between 2015 and 2016, Mr. Jarry served as Senior Vice-President of the Consumer Sector and Officer at Intrexon Corp. (NYSE:XON), a biotechnology company focused on engineering biological systems to enable DNA-based control over the function and output of living cells. Prior to Intrexon, from 2011 to 2012, Mr. Jarry served as the Head of Strategy, Operations and Market Access, focusing on Emerging Markets, for Bristol-Myers Squibb (NYSE:BMY), where he oversaw the product launch and growth of innovative medicines relating to oncology, virology, rheumatology, cardiovascular, and diabetes. Prior to that, between 2009 and 2010, Mr. Jarry served as the Global Business Unit Head of Bayer Diabetes Care, a division of Bayer HealthCare Pharmaceuticals LLC. Prior to his time at Bayer HealthCare, from 2001 to 2009, Mr. Jarry served in several leadership roles at Novartis International AG (NYSE:NVS), including working as Global Division Head of Strategy, Business Development & Licensing at Novartis Headquarters in Switzerland, Senior Vice President and Region Head for Latin America and for Asia-Pacific for Novartis’ Consumer Health Division, Head of India Rural Business and Head of Western/Eastern Europe, Russia, CIS - Vaccines division. Mr. Jarry holds a M.Sc. degree from Ecole Centrale de Paris, a MEng. degree from Délégation Générale pour l’Armement, and a Trium Executive MBA degree jointly awarded by NYU Stern School of Business, London School of Economics and Political Science and Hautes Études Commerciales Paris.

Yoav Shaked has served as the Chairman of our Board of Directors since July 5, 2018. Since 2011, Mr. Shaked has served as a partner at Sequoia Capital, a leading global venture capital firm. In 2005, he co-founded Medpoint Ltd., a private medical device distribution company offering a wide range of medical products. Previously, he founded and served as Chief Executive Officer of Y-Med Inc. from May 2004 through November 2009, until its sale to C.R. Bard, Inc. After the sale of Y-Med Inc., Mr. Shaked served as the director of research at ThermopeutiX, a developer of innovative products for strokes and peripheral artery disease. Mr. Shaked currently serves on the board of directors of several biotechnology companies, including Endospan, Vibrant Gastro, B-Lite (G&G Biotechnology) and Orasis Pharmaceuticals, the latter of which he serves as Chairman of the Board. Mr. Shaked has a B.A. in biology from The Hebrew University of Jerusalem. The Company believes that Mr. Shaked is qualified to serve as Chairman of the Board because of his extensive experience both in biotechnology companies and in the venture capital realm.

Yalon Farhi has been a director of our company since May 31, 2016. Since 1998, Mr. Farhi, a Colonel in the Israeli Defense Forces (reserves), has served as a motivational lecturer and educator at Bnei-David Institutions, a pre-army and post-army educational program in Israel. From 1998 to January 2016, Mr. Farhi worked as an administrative manager for El-Ami, a non-governmental organization in Israel. Previously, from 1988 to 1992, Mr. Farhi served as a private security consultant to several security companies in Israel. In addition, for the past thirty years, Mr. Farhi has been the owner of a private gardening and land development services company based in Israel. Mr. Farhi received a degree in Education Studies and holds a Teaching Certificate from the Moreshet Yaacov College in Jerusalem. We believe Mr. Farhi is qualified to serve on our Board of Directors because of his business expertise and experience.

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Allen Kamer has been a director of our company since February 28, 2017. Since September 2016, Mr. Kamer serves as a managing partner at OurCrowd, a digital health fund. From January 2014 until June 2016, Mr. Kamer served as Chief Commercial Officer, or CCO, of Optum Analytics, a division within Optum, Inc., United Healthcare’s health services unit. Optum Analytics was focused on converting health information to health intelligence and delivering solutions that improve care delivery, quality and cost-effectiveness. As the CCO, Mr. Kamer led the group’s commercialization efforts of analytics software products and solutions, including the award-winning Optum OneTM, to U.S. provider and payer organizations. In July 2008, Mr. Kamer was co-founder of the Humedica Inc., which was acquired by United Healthcare in January 2013. As co-founder, Mr. Kamer helped lead efforts to raise capital, hire the management team, and launch the business. Mr. Kamer led Corporate Development & Marketing at Humedica, Inc., and was responsible for formulating and managing the company’s strategic partnerships, all marketing & branding activities, and new business opportunities. Mr. Kamer has a B.A. from Brandeis University. We believe Mr. Kamer is qualified to serve on our Board of Directors because of his business expertise and experience with life sciences companies.

Hila Karah has been a director of our company since November 23, 2014. Ms. Karah is an independent business consultant and an investor in several high-tech, biotech and internet companies.  From 2006 to 2013, she served as a partner and Chief Investment Officer of Eurotrust Ltd., a family office.  From 2002 to 2005, she served as a research analyst at Perceptive Life Sciences Ltd., a New York-based hedge fund.  Prior to that, Ms. Karah served as research analyst at Oracle Partners Ltd., a health care-focused hedge fund.  Ms. Karah has served as a director in several private and public companies including Intec Pharma, since 2009 and Cyren Ltd since 2008. We believe Ms. Karah is qualified to serve on our Board of Directors because of her experience as an investor in and advisor to high-tech, biotech and internet companies. Ms. Karah holds a B.A. in Molecular and Cell Biology from the University of California, Berkeley, and studied at the University of California, Berkeley-University of California, San Francisco Joint Medical Program.

Dennis M. McGrath has been a director of our company since November 12, 2013. Mr. McGrath is a seasoned medical device industry executive with extensive public company leadership experience possessing a broad range of skills in corporate finance, business development, corporate strategy, operations and administration. After an 18 year career at PhotoMedex, Inc. (Nasdaq: PHMD), he recently joined PAVmed, Inc (Nasdaq: PAVM, PAVMW) as the its Executive Vice President and Chief Financial Officer. Previously, from 2000 to 2017 Mr. McGrath served in several senior level positions of PhotoMedex, Inc. (Nasdaq: PHMD), a global manufacturer and distributor of medical device equipment and services, including from 2011 to 2017 as director, President, and Chief Financial Officer. Prior to PhotoMedex’s reverse merger with Radiancy, Inc. in December 2011, he also served as Chief Executive Officer from 2009 to 2011 and served as Vice President of Finance and Chief Financial Officer from 2000 to 2009. He received honors as a P.A.C.T. (Philadelphia Alliance for Capital and Technology) finalist for the 2011 Investment Deal of the Year, award winner for the SmartCEO Magazine 2012 CEO of the Year for Turnaround Company, and finalist for the Ernst & Young 2013 Entrepreneur of the Year. He has extensive experience in mergers and acquisitions, both domestically and internationally, and particularly involving public company acquisitions, including Surgical Laser Technologies, Inc, (formerly, Nasdaq: SLTI), ProCyte Corporation (formerly, Nasdaq: PRCY), LCA Vision, Inc. (formerly, Nasdaq: LCAV) and Think New Ideas, Inc. (formerly, Nasdaq: THNK). Prior to PhotoMedex, he served in several senior level positions of AnswerThink Consulting Group, Inc. (then, Nasdaq: ANSR, now, The Hackett Group, Nasdaq: HCKT), a business consulting and technology integration company, including from 1999 to 2000 as Chief Operating Officer of the Internet Practice, the largest division of AnswerThink Consulting Group, Inc., while concurrently during the merger of the companies, serving as the acting Chief Financial Officer of Think New Ideas, Inc. (then, Nasdaq: THNK, now, Nasdaq: HCKT), an interactive marketing services and business solutions company. Mr. McGrath also served from 1996 until 1999 as Chief Financial Officer, Executive Vice President and director of TriSpan, Inc., an internet commerce solutions and technology consulting company, which was acquired by AnswerThink Consulting Group, Inc. in 1999. During his tenure at Arthur Andersen & Co., where he began his career, he became a Certified Public Accountant in 1981 and he holds a B.S., maxima cum laude, in accounting from LaSalle University. In addition to serving as a director of PhotoMedex, he serves as the audit chair and a director of several medical device companies, including Noninvasive Medical Technologies, Inc. and Cagent Vascular, LLC, and as an advisor to the board of an orphan drug company, Palvella Therapeutics, LLC. Formerly from 2007 to 2009, Mr. McGrath served as a director of Embrella Cardiovascular, Inc. (sold to Edwards Lifesciences Corporation, NYSE: EW). He also serves on the Board of Trustees for Manor College and the Board of Visitors for Taylor University. We believe Mr. McGrath is qualified to serve on our Board of Directors because of his accounting expertise and his experiences serving as an officer and director of public and private companies.

Glen D. Moller has been a director of our company since October 16, 2018. Mr. Moller has 25-year career leading healthcare and technology businesses, including a background in managed care and in technology enabled health services. Since April 2018, Mr. Moller has been an Operating Partner at Frazier Healthcare Partners. Previously, from 2011 to 2017, he served as the Chief Executive Officer and Director of ArroHealth, Inc. ArroHealth’s services included population health analytics, mass medical data aggregation, and human- and computer-assisted medical chart analysis. Prior to ArroHealth, from 2010 to 2011, Mr. Moller served as the interim Chief Executive Officer of Centene Corporation. From 2008 to 2010, he served as the President of Fidelis SecureCare, a growth equity-backed Medicare Institutional Special Needs Plan providing a holistic care experience and insurance plan for nursing home-eligible enrollees with multiple chronic conditions. Prior to Fidelis, he served as Chief Operations Officer of the Express Scripts Insurance Company, where he launched and grew the company’s Medicare program, including its national prescription drug plan, now a multi-billion-dollar business and the largest in the U.S. Earlier in his career, Mr. Moller held the position of Chief Marketing Officer at consumer-directed pioneer, HealthMarkets Inc., and at regional operating units of Oxford Health Plans, where he started his career. Mr. Moller is a board member of 340(b) Technologies. Mr. Moller has a B.A. in Economics and English from Boston College and M.B.A. from Harvard Business School. We believe Mr. Moller is qualified to serve on our Board of Directors because of his accounting expertise and his experiences serving as an officer and director of public and private companies.

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Prof. Richard B. Stone has been a director of our company since July 7, 2014. For more than twenty-five years, Prof. Stone has been active participant in early stage business enterprises as a director or investor, including technology and biotechnology companies. He currently serves on the board of directors of multiple technology companies, including Powermat, Espro-Accoustiguide Group, Wellsense Technologies, NanoX Imaging Plc, Illumigyn Ltd, Cardiologic Innovations, Quality Inflow Ltd., and Check-Cap. Since 1974, Prof. Stone has been a member of the faculty of Columbia Law School, where he held the Wilbur Friedman Chair in Tax Law for twenty years. In addition to basic and advanced tax courses, Prof. Stone has taught in the areas of contracts, business planning and real estate planning. Among other not-for-profit organizations he has been associated with, from 2011 to 2013, Prof. Stone served as Chairman of the Conference of Presidents of Major American Jewish Organizations. Prof. Stone began his career in 1967 in private practice in Washington, D.C, and thereafter joined the staff of the Solicitor General of the United States, where from 1969 to 1973 he was Assistant to the Solicitor General. He is a graduate of Harvard College and Harvard Law School. We believe Prof. Stone is qualified to serve on our Board of Directors because of his legal expertise and experience with life sciences companies.

Under the terms of the securities purchase agreement relating to our September 2014 private placement transaction, for so long as David Edery or his controlled affiliates held 25%, 15% and 10% of the outstanding shares of our common stock, Mr. Edery had the right to nominate, respectively, three, two or one member of our seven-member Board. Mr. Edery has waived his director nomination rights effective February 28, 2016. Ms. Karah was appointed to our Board as nominees of Mr. Edery.

Except for the appointment of Yalon Farhi, whose nomination was suggested by Shmuel Farhi, a significant stockholder of the company and a cousin of Yalon Farhi, there are no family relationships between any of our directors or executive officers.

Except for the foregoing, there are no arrangements between our directors and any other person pursuant to which our directors were nominated or elected for their positions.

Except as set forth herein, none of our directors or executive officers have been involved, in the past ten years and in a manner material to an evaluation of such director’s or officer’s ability or integrity to serve as a director or executive officer, in any of those “Certain Legal Proceedings” more fully detailed in Item 401(f) of Regulation S-K, which include but are not limited to, bankruptcies, criminal convictions and an adjudication finding that an individual violated federal or state securities laws. Additionally, none of our directors or executive officers have been involved in any material proceedings to which such director or executive officer was a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

Required Vote

The election of each of the Director Nominees requires the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote in the election of directors at the Meeting. Abstentions are considered present for purposes of establishing a quorum but will have no effect on the election of directors. Broker non-votes will not affect the outcome of the vote on this matter.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

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PROPOSAL 2

INCENTIVE PLAN PROPOSAL

On September 3, 2019, the Board , upon the recommendation of the Board’s Compensation Committee (the “Compensation Committee”), unanimously approved an amendment to the 2012 Equity Incentive Plan (the “Plan Amendment”), subject to stockholder approval, to increase the number of shares of Common Stock authorized for issuance under the 2012 Equity Incentive Plan by 4,500,000 shares from 7,873,000 to 12,373,000 and to permit the issuance of stock grants under the 2012 Equity Incentive Plan.

The full text of the proposed Plan Amendment is set out in Annex A to this Proxy Statement. The text of the proposed Plan Amendment is subject to modification to include such changes as the Board deems necessary and advisable to affect the increase in the number of shares of Common Stock reserved and available for issuance under the 2012 Equity Incentive Plan. Stockholders are being asked to approve the Plan Amendment.

Reasons for the Plan Amendment

The purpose of our 2012 Equity Incentive Plan is to attract and retain directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage a sense of proprietorship and to stimulate an active interest of such persons in our development and financial achievements. In addition, we intend to use most of the increased number of shares available under the 2012 Equity Incentive Plan to issue awards to board members, employees, consultants, advisors and service providers in lieu of cash payments that are, or may be, owed, as a way to preserve our cash. Our Board believes that the number of shares of Common Stock subject to the 2012 Equity Incentive Plan remaining available is insufficient to achieve the purpose of the 2012 Equity Incentive Plan. Therefore, our Board believes the Plan Amendment is necessary to increase the number of shares of Common Stock available under the 2012 Equity Incentive Plan, which will allow flexibility in granting awards to attract and retain key personnel and to provide a means for directors, officers, employees, consultants and advisors to preserve our cash, to acquire and maintain an interest in us, which interest may be measured by reference to the value of our Common Stock.

Effects of the Plan Amendment

As a result of the Plan Amendment, there will be an increase in the total number of shares of Common Stock reserved for issuance under the 2012 Equity Incentive Plan. This will provide us with the ability to grant more awards than are currently available under the 2012 Equity Incentive Plan to eligible recipients including employees, directors, consultants and advisors. The issuance in the future of awards under the 2012 Equity Incentive Plan consisting of full value awards, options to purchase shares of Common Stock and stock grants may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the holders of the currently outstanding shares of Common Stock. The effective increase in the number of authorized but unissued shares of Common Stock that may be issued as awards under the 2012 Equity Incentive Plan may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of our Certificate of Incorporation or Bylaws. Holders of the Common Stock have no preemptive or other subscription rights.

Description of the 2012 Equity Incentive Plan

Shares Subject to the 2012 Equity Incentive Plan. The 2012 Equity Incentive Plan provides for grants of stock options and stock grants to employees, directors and consultants of ours (and affiliates of ours). The maximum number of shares of Common Stock currently reserved for the grant of awards under the 2012 Equity Incentive Plan is 7,873,000, subject to adjustment as provided by the 2012 Equity Incentive Plan. As of the Record Date, 238,266 shares were available for future grants under the 2012 Equity Incentive Plan If the proposal for the Plan Amendment is approved, then the maximum number of shares of Common Stock reserved for grant of awards under the 2012 Equity Incentive Plan will be 12,373,000, of which 4,738,266 will be available for future grants.

Purpose and Eligible Individuals. The purpose of the 2012 Equity Incentive Plan is to retain the services of valued key employees, directors and consultants of ours and its affiliates, thereby strengthening their incentive to achieve the objectives of our stockholders, to serve as an aid and inducement in the hiring of new employees and to provide an equity incentive to consultants and other persons selected by the Compensation Committee. Under the 2012 Equity Incentive Plan, awards may be granted to our officers, directors, employees and consultants or to our affiliates (each, a “Participant”).

Administration. The Board has the authority to administer the 2012 Equity Incentive Plan or may delegate administration of the 2012 Equity Incentive Plan to a committee of not less than two outside members of the Board, in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and/or not less than two (2) non-employee directors, in accordance with Rule 16b-3 promulgated under the Exchange Act. Our Board has delegated its administrative powers to administer the 2012 Equity Incentive Plan to our Compensation Committee. As such, our Compensation Committee has the power, among other things, to (a) determine terms and conditions of any option or stock right granted, including the exercise price and the vesting schedule, (b) select persons who are to receive options, (c) interpret the 2012 Equity Incentive Plan and prescribe rules and regulations for its administration and (d) delegate to a subcommittee any of the administrative powers the Compensation Committee is authorized to exercise, subject, however, to such resolutions, not inconsistent with the provisions of the 2012 Equity Incentive Plan, as may be adopted from time to time by the Board.

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Stock Options. The Compensation Committee may grant incentive stock options (“ISOs”), nonqualified stock options or options under Section 102 or 3(i) of the Israeli Tax Ordinance (New Version) 1961 (“OTI”) (collectively referred to as “Options”). The Compensation Committee determines the number of shares of Common Stock subject to each Option, provided that the aggregate fair market value of the shares of Common Stock with respect to which ISOs are exercisable for the first time by a participant during any calendar year shall not exceed $100,000. The Compensation Committee determines the exercise price of an Option, its duration and the manner and time of exercise. However, in no event shall an Option be exercisable more than ten years following the grant date thereof. A ten percent stockholder of the Company shall not be granted an ISO unless the exercise price of such ISO is at least 110% of the fair market value of the Common Stock at the date of grant and such ISO is not exercisable after the expiration of five years from the date of grant. ISOs may be issued only to employees of the Company or of a corporate subsidiary of ours, and the exercise price must be at least equal to the fair market value of the Common Stock as of the date the Option is granted.

The Compensation Committee, in its discretion, may provide the vesting terms of any Option. The vesting of one or more outstanding Options may be accelerated by the Board at such times and in such amounts as it shall determine in its sole discretion.

The exercise price of an Option may be paid in any form or method authorized by the Board and permitted by the option agreement and 2012 Equity Incentive Plan.

ISOs granted under the 2012 Equity Incentive Plan and the rights and privileges conferred by the 2012 Equity Incentive Plan may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by applicable laws of descent and distribution. Nonqualified stock options shall be not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by applicable laws of descent and distribution or as otherwise provided in the option agreement.

Restricted Stock. The Compensation Committee may award shares of Common Stock to a Participant subject to such conditions and restrictions as the Compensation Committee may determine. Restrictions could include conditions that require the Participant to forfeit the shares in the event that the Participant ceases to provide services to us or any of our affiliates thereof before a stated time.

The period of restriction, the number of shares of restricted stock granted, the purchase price, if any, and such other conditions and/or restrictions as the Compensation Committee may establish will be set forth in an award agreement.

After all conditions and restrictions applicable to restricted shares have been satisfied or have lapsed, shares of restricted stock will become freely transferable, as determined by the Compensation Committee and stated in the award agreement.

The Compensation Committee may make a stock award without any restrictions.

Effect of Certain Corporate Transactions. If a recapitalization or similar transaction occurs that does not alter the existing proportionate ownership of the Common Stock, appropriate adjustments shall be made in the exercise price, the purchase price, if any, and number of outstanding awards. In the case of a change of control (as defined in the 2012 Equity Incentive Plan), such as a merger, acquisitive transaction, reorganization, liquidation or other transaction (a “Major Transaction”) that does alter such proportionate ownership, vested awards generally may be exercised before such transaction and persons owning Common Stock as a result of awards made under the 2012 Equity Incentive Plan will participate on the same basis as other owners of Common Stock. Alternatively, the Board may determine in the case of a Major Transaction that awards will continue in effect on a basis similar to that in effect prior to such Major Transaction, including with respect to vesting, except that such rights shall apply with respect to the surviving entity or shall be assumed by the surviving or acquiring corporation (in accordance, as applicable, with the requirements of Section 409A of the Code or Section 424 of the Code). The Board may, in its discretion, accelerate vesting in whole or in part in connection with a Major Transaction. The 2012 Equity Incentive Plan also provides that Awards may be liquidated for a cash payment.

Further Amendments to the 2012 Equity Incentive Plan. The Board or the Compensation Committee may, at any time, modify, amend or terminate the 2012 Equity Incentive Plan or modify or amend awards granted under the 2012 Equity Incentive Plan, including, without limitation, such modifications or amendments as are necessary to maintain compliance with applicable laws. However, the Board or the Compensation Committee may not, without approval of our stockholders: (1) increase the total number of shares covered by the 2012 Equity Incentive Plan, except by adjustments upon certain changes in capitalization; (2) change the aggregate number of shares of Common Stock that may be issued to any single person; (3) change the class of persons eligible to receive awards under the 2012 Equity Incentive Plan; or (4) make other changes in the 2012 Equity Incentive Plan that require stockholder approval under applicable law (including any rules of any applicable stock exchange or stock quotation system of which our shares of Common Stock are traded). Except as otherwise provided in the 2012 Equity Incentive Plan or an Award agreement, no amendment will adversely affect outstanding awards without the consent of the participant. Any termination of the 2012 Equity Incentive Plan will not terminate awards then outstanding, without the consent of the participant.

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Term of the 2012 Equity Incentive Plan. Unless sooner terminated by the Board, the 2012 Equity Incentive Plan will terminate on the day prior to the tenth anniversary of its adoption by the Board. No award may be granted after such termination or during any suspension of the 2012 Equity Incentive Plan.

U.S. Tax Treatment. The following description of the federal income tax consequences of awards is general and does not purport to be complete.

Incentive Stock Options

Generally, a participant incurs no federal income tax liability on either the grant or the exercise of an ISO, although a participant will generally have taxable income for alternative minimum tax purposes at the time of exercise equal to the excess of the fair market value of the shares subject to the Option over the exercise price. Provided that the shares are held for at least one year after the date of exercise of the Option and at least two years after its date of grant, any gain realized on a subsequent sale of the shares will be taxed as long-term capital gain. If the shares are disposed of within a shorter period of time, the participant will recognize ordinary compensation income in an amount equal to the difference between the fair market value of the shares on the date of exercise (or the sale price of the shares sold, if less) over the exercise price. We receive no tax deduction on the grant or exercise of an ISO, but we may be entitled to a tax deduction if the participant recognizes ordinary compensation income on account of a premature disposition of shares acquired on exercise of an ISO, in the same amount and at the same time as the participant recognizes income.

Nonqualified Stock Options

A participant realizes no taxable income when a nonqualified stock option is granted. Instead, the difference between the fair market value of the shares acquired pursuant to the exercise of the Option and the exercise price paid is taxed as ordinary compensation income (subject to employment taxes and withholding) when the Option is exercised. The difference is measured and taxed as of the date of exercise, if the shares are not subject to a “substantial risk of forfeiture,” or as of the date or dates on which the risk terminates in other cases. A participant may elect (as described under Restricted Stock below) to be taxed on the difference between the exercise price and the fair market value of the shares on the date of exercise, even though some or all of the shares acquired are subject to a substantial risk of forfeiture. Once ordinary compensation income is recognized, gain on the subsequent sale of the shares is taxed as short-term or long-term capital gain, depending on the holding period after exercise. We receive no tax deduction on the grant of a nonqualified stock option, but may be entitled to a tax deduction when a participant recognizes ordinary compensation income on or after exercise of the Option, in the same amount as the income recognized by the participant.

Stock Grants

With respect to stock grants under our 2012 Equity Incentive Plan that are made without any restrictions, a participant generally recognizes ordinary compensation income equal to the excess of the fair market value of the shares received over the amount paid (if any). We generally will be entitled to a deduction in an amount equal to the ordinary compensation income recognized by a participant.

When the stock is subsequently sold, the participant generally will recognize capital gain or loss (short-term or long-term, as applicable) equal to the difference between the amount realized upon the sale of the shares and his or her tax basis (generally the amount paid plus any ordinary compensation income recognized).

Restricted Stock

If stock is awarded subject to restrictions, a participant generally will not recognize income at the time of the award, but will instead recognize ordinary compensation income equal to the excess of the fair market value of the shares received over the amount paid (if any) when restrictions on transferability or that otherwise constitute a substantial risk of forfeiture lapse.

A participant may elect to be taxed at the time of the receipt of the shares, rather than upon the lapse of restrictions on transferability or substantial risk of forfeiture, but if the participant subsequently forfeits such shares, the participant would not be entitled to any tax deduction for the amount of previously recognized ordinary compensation income (he or she will be entitled to a capital loss for the amount paid (if any) for the shares). The participant must file a so-called Section 83(b) election with the Internal Revenue Service within 30 days of the receipt of the shares.

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We generally will be entitled to a deduction at the time, and in an amount equal to, the ordinary compensation income is recognized by the participant.

When the stock is subsequently sold, the participant generally will recognize capital gain or loss (short-term or long-term, as applicable) equal to the difference between the amount realized upon the sale of the shares and his or her tax basis (generally the amount paid plus any ordinary compensation income recognized).

Dividends

A participant will generally not receive the benefit of dividends prior to the exercise of an option. Unless an election under Section 83(b) of the Code has been made, the full amount of dividends or other distributions of property made with respect to stock awards before the lapse of any applicable restrictions (Restricted Stock) will constitute ordinary compensation income, and we are generally entitled to a deduction at the same time and in the same amount as the income is realized by the participant.

Section 162(m) of the Code

Section 162(m) of the Code generally disallows an income tax deduction to public companies for compensation in excess of $1,000,000 paid in any year to the principal executive officer, the principal financial officer and the three other most highly compensated executive officers. Recent changes to Section 162(m) of the Code mean that each of these persons for a particular year after 2016 will remain subject to this limit in subsequent years, even if not included in that group for the year. In addition, the performance-based compensation exception, which may have applied to one or more of our outstanding options or other forms of equity award, is no longer available after 2017.

Nevertheless, the deductibility of compensation is but one of the critical factors in the design and implementation of any compensation arrangement, and the Compensation Committee and our Board reserve the right to pay nondeductible compensation when appropriate.

Israeli Tax Treatment. The following is a summary of the Israeli income tax consequences of certain transactions under the 2012 Equity Incentive Plan with regard to the granting of awards to Israeli participants. It is general and does not purport to be comprehensive.

Generally, the 2012 Equity Incentive Plan provides for the granting of awards to employees, directors and consultants under either Section 102 or Section 3(i) of the ITO. The awards granted under the 2012 Equity Incentive Plan to employees and officeholders, who are not controlling shareholders (as defined in the ITO) are subject to the “capital gains tax route” under Section 102 of the ITO (the “Capital Gains Tax Route”), and the awards granted to participants in the 2012 Equity Incentive Plan who do not qualify to receive awards under the Capital Gains Tax Route, including consultants, service providers and controlling shareholders, are subject to Section 3(i) of the ITO.

The Capital Gains Tax Route generally provides for a reduced tax rate of 25% on gains realized upon the sale of the award’s underlying shares, subject to the fulfillment of certain procedures and conditions including the deposit of such awards (or shares issued upon their exercise or shares in case restricted stock was granted) for a requisite period of time with a trustee approved by the Israeli Tax Authority (currently, 24 months from the date of grant). Notwithstanding the above, in any event where the exercise price of the underlying shares subject to the awards is less than the fair market value of the underlying shares at the time of grant of the awards (calculated as the average value of a company's shares on the 30 trading days preceding the date of grant), such amount will be deemed ordinary income of the award holder, taxed at the applicable marginal tax rate (up to 50% in 2016) together with health insurance and social security insurance payments, on the date of sale of the underlying shares and/or the date of the release of such underlying shares from trust. In the event the requirements of Section 102 of the ITO for the allocation of awards according to the Capital Gains Tax Route are not met, the benefit attributed to the award holder as a result of the grant of such awards will be taxed as ordinary work income at applicable marginal income tax rates (together with health insurance and social security insurance payments). For as long as the restricted stock or the shares issued upon exercise of awards are registered in the name of the trustee, the voting rights with respect to such shares will remain with the trustee. Under the Capital Gains Tax Route, a company, or its Israeli subsidiary, as the case may be, is generally not entitled to recognize a deduction for Israeli tax purposes on the gain recognized by the award holder upon sale of the shares underlying the awards (except for such amount that will be deemed ordinary income of the award holder as explained above). Our Israeli subsidiary will be required to withhold applicable tax (and social security and national health insurance charges, if applicable) at source on behalf of the award holder and may be required to pay social security and national health insurance charges.

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Generally, with respect to a holder of an award under Section 3(i) of the ITO that is not registered for trade, the taxable event shall take place on the date of exercise of the award into shares, and the income will be classified as regular employment or work income subject to marginal tax rates (if the participant is an individual) or corporate tax rates (if the participant is a corporation).

New 2012 Equity Incentive Plan Benefits

If the Plan Amendment is approved by our stockholders, the number of awards that will be received by or allocated to our employees, directors and consultants is not determinable at this time. For information regarding awards made to our named executive officers under the 2012 Equity Incentive Plan outstanding as of December 31, 2018, see “Outstanding Equity Awards at Fiscal Year-End.” For information regarding awards made to our directors under the 2012 Equity Incentive Plan outstanding as of December 31, 2018, and for a description of our compensation program for directors, see “Non-Employee Director Remuneration Policy.”

The following table provides information as of December 31, 2018 with respect to options outstanding under the 2012 Equity Incentive Plan and the Company’s other equity compensation arrangements.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders	1,729,479	$4.45	2,789,536
Equity compensation plans not approved by security holders *	12,029	$126.04	-
Equity compensation plans not approved by security holders **	4,225	$125.10	-
Equity compensation plans not approved by security holders ***	39,290	$5.76	-
Equity compensation plans not approved by security holders ****	2,778	$7.02	-
Total	1,787,801	$5.59	2,789,536

*	In March 2013, our Board adopted a non-employee director’s remuneration policy.

**	In May 2014, our Board approved the grant of non-plan options to the Company’s Scientific Advisory Board (“SAB”). These options have an exercise price of $125.10, vest in 4 quarterly installments in arrears, have a cashless exercise feature and a ten year term.

***	In September 2015, our Board approved the grant of non-plan options to our Board members and members of our SAB. These options have an exercise price of $5.76 per share, one third vesting immediately and the balance vest over 8 quarterly installments, have a cashless exercise feature and a six year term.

****	In December 2015, our Board approved the grant of non-plan options to a member of the SAB. The options to the SAB member have an exercise price of $7.02 per share, and vest over a three year period. One third vest after one year and the balance vest over 8 quarterly installments after the first anniversary; these options have a cashless exercise feature and a six year term.

Required Vote

The affirmative vote of a majority of the votes cast at the Meeting by the holders of Common Stock represented in person or by proxy and entitled to vote is required for approval of the Incentive Plan Proposal. Abstentions are considered present for purposes of establishing a quorum but will have no effect on the approval of the Incentive Plan Proposal. Broker non-votes will not affect the outcome of the vote on this matter.

Recommendation of the Board

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE INCENTIVE PLAN PROPOSAL.

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PROPOSAL 3

Reverse stock split proposal

General

Our Board of Directors has adopted and is recommending that our stockholders approve an amendment to our Certificate of Incorporation, as amended, and thereby authorize the Board s to effect a reverse stock split of our outstanding shares of Common Stock. Our stockholders are being asked to approve the proposal that Article IV of our Certificate of Incorporation be amended to effect a reverse stock split of the issued and outstanding shares of Common Stock within a range of one-for-two (1:2) shares of our Common Stock to one-for-twenty (1:20) shares of our Common Stock (the “Reverse Stock Split”), with the exact reverse split ratio to be decided and publicly announced by the Board prior to the effective time of the reverse stock split amendment. Pursuant to the General Corporation Law of the State of Delaware, our state of incorporation, the Board must adopt any amendment to our Certificate of Incorporation and submit the amendment to stockholders for their approval. The form of amendment to our Certificate of Incorporation to effect the Reverse Stock Split (the “Reverse Stock Split Amendment”) is attached as Annex B to this proxy statement.

If the stockholders approve the Reverse Stock Split Amendment, the Board will have the authority to decide, at any time prior to December 20, 2019, whether to implement the reverse stock split and the precise ratio of the reverse stock split within a range of one-for-two (1:2) shares of our Common Stock to one-for-twenty (1:20) shares of our Common Stock. If the Board decides to implement the reverse stock split, the reverse stock split will become effective upon the filing of the Reverse Stock Split Amendment.

The Reverse Stock Split would reduce the number of shares of Common Stock outstanding without reducing the total number of authorized shares of Common Stock. As a result, we would have a larger number of authorized but unissued shares from which to issue additional shares of Common Stock, or securities convertible or exercisable into shares of Common Stock, in equity financing transactions. The reverse stock split will not change the number of authorized shares of preferred stock, or the par value of Common Stock or preferred stock.

The Board reserves the right, even after stockholder approval, to abandon or postpone the filing of the Reverse Stock Split Amendment if the Board determines that it is not in the best interests of the Company and the stockholders. If the Reverse Stock Split Amendment is not filed by the Company by December 20, 2019, the proposal will be deemed abandoned, without any further effect. In that case, the Board may again seek stockholder approval at a future date for a reverse stock split if it deems a reverse stock split to be advisable at that time.

Reasons for the Reverse Stock Split

On December 28, 2018, the Company received a written notice from the Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company was not in compliance with Nasdaq Listing Rule 5550(a)(2), as the Company’s closing bid price for its Common Stock was below $1.00 per share for the last 30 consecutive business days. Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company was granted an initial 180-calendar day compliance period to regain compliance with the minimum bid price requirement. On July 5, 2019, the Company was granted an additional 180-calendar day compliance period, or until December 23, 2019, to regain compliance with the minimum bid price requirement.

The primary objective in proposing the Reverse Stock Split is to maintain our listing on the Nasdaq Capital Market, if needed.

Reducing the number of outstanding shares of our Common Stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our Common Stock in order to attract new investors and meet the $1.00 per share minimum bid price requirement of Nasdaq. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Common Stock. As a result, we cannot assure you that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our Common Stock will increase following the Reverse Stock Split or that the market price of our Common Stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our Common Stock after a Reverse Stock Split will increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

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Determination of Reverse Stock Split Ratio

The Board of Directors believes that stockholder approval of an amendment that would allow the Board to determine the exact reverse stock split ratio within a specified range of one-for-two (1:2) to one-for-twenty (1:20) (rather than stockholder approval of a fixed reverse stock split ratio) provides the flexibility to achieve the desired results of the reverse stock split. In determining the range of reverse stock split ratios to be submitted for stockholder approval, the Board considered numerous factors, including:

•	the projected impact of the reverse stock split ratio on the trading liquidity in our Common Stock and the Company’s ability to continue our Common Stock’s listing on Nasdaq;

•	the potential devaluation of the Company’s market capitalization as a result of a reverse stock split;

•	the historical and projected performance of our Common Stock and volume level before and after the reverse stock split;

•	prevailing market conditions;

•	general economic and other related conditions prevailing in the Company’s industry and in the marketplace generally;

•	the Company’s capitalization (including the number of shares of our Common Stock issued and outstanding); and

•	the prevailing trading prices for our Common Stock and its trading volume.

The Board will consider the conditions, information and circumstances existing at the time when it determines whether to implement a Reverse Stock Split and, if it decides to implement a Reverse Stock Split, the precise reverse stock split ratio.

Principal Effects of the Reverse Stock Split

If the stockholders approve the proposal to authorize the Board of Directors to implement the reverse stock split and the Board of Directors implements the reverse stock split, we will amend Article IV of our Certificate of Incorporation (which sets forth our authorized capital), to materially read as set forth in Annex B.

The Reverse Stock Split will be effected simultaneously for all issued and outstanding shares of Common Stock. The Reverse Stock Split will affect all of our common stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share. After the Reverse Stock Split, the shares of our Common Stock will have the same proportional voting rights and rights to dividends and distributions and will be identical in all other respects to our Common Stock now authorized. The reverse stock split will not affect the Company continuing to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Reverse Stock Split may result in some stockholders owning “odd-lots” of less than 100 shares of our Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

An additional principal effect of the Reverse Stock Split would be to decrease the number of outstanding shares of our Common Stock. Except for de minimus adjustments that may result from the treatment of fractional shares as described below, the Reverse Stock Split will not have any dilutive effect on our stockholders since each stockholder would hold the same percentage of our Common Stock outstanding immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split. The relative voting and other rights that accompany the shares of Common Stock would not be affected by the Reverse Stock Split. The table below sets forth, for informational purposes only, an example the number of shares of our Common Stock outstanding before and after a Reverse Stock Split assuming a one-for-two ratio and a one-for-twenty ratio (although the Board may choose another ratio in its sole discretion) based on 43,643,840 shares of Common Stock outstanding as of the Record Date.

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	Prior to the Reverse Split	Assuming a one-for- two Reverse Split (1)	Assuming a one-for- five Reverse Split (1)	Assuming a one-for- ten Reverse Split (1)	Assuming a one-for- fifteen Reverse Split (1)	Assuming a one-for- twenty Reverse Split (1)
Aggregate Number of Shares of Common Stock	43,643,840	21,821,920	8,728,768	4,364,384	2,909,590	2,182,192

(1)	Numbers are approximate and do not take into account rounding for fractional shares.

Although the Reverse Stock Split will not have any dilutive effect on our stockholders, the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance will decrease because the Reverse Stock Split does not change the current authorized number of shares of Common Stock (160,000,000 shares). The remaining authorized shares may be used for various purposes, including, without limitation, raising capital, providing equity incentives to employees, officers or directors, effecting stock dividends, establishing strategic relationships with other companies and expanding our business through the acquisition of other businesses or products. We do not currently have any plans, proposals or arrangements to issue any of the newly available authorized shares that result from the Reverse Stock Split for any purposes. In order to support our projected need for additional equity capital and to provide flexibility to raise the capital as necessary, our Board believes the number of shares of Common Stock should be maintained at 160,000,000 shares.

The Board will retain the authority not to effect the Reverse Stock Split even though it has already obtained stockholder approval. Thus, the Board, at its discretion, may cause the filing of the Reverse Stock Split Amendment to effect a Reverse Stock Split or abandon it and effect no Reverse Stock Split if it determines that such action is not in the best interests of the Company and stockholders.

Effecting the Reverse Stock Split

Upon receipt of stockholder approval for the Reverse Stock Split Amendment, if our Board concludes that it is in the best interests of our Company and our stockholders to effect the Reverse Stock Split, the Reverse Stock Split Amendment will be filed with the Secretary of State of Delaware. The actual timing of the filing of the Amendment with the Secretary of State of Delaware to effect the Reverse Stock Split will be determined by our Board. In addition, if for any reason our Board deems it advisable to do so, the Reverse Stock Split may be abandoned at any time prior to the filing of the Reverse Stock Split Amendment, without further action by our stockholders. In addition, our Board may deem it advisable to effect the Reverse Stock Split even if the price of our Common Stock is above the $1.00 per share minimum bid price requirement of Nasdaq at the time the Reverse Stock Split is to be effected. The Reverse Stock Split will be effective as of the date of filing with the Secretary of State of Delaware (the “Effective Time”).

Upon the filing of the Reverse Stock Split Amendment, without further action on our part or our stockholders, the outstanding shares of Common Stock held by stockholders of record as of the Effective Time would be converted into a lesser number of shares of Common Stock based on a Reverse Stock Split ratio as determined by the Board. For example, if you presently hold 100 shares of our Common Stock, you would hold 50 shares of our Common Stock following the Reverse Stock Split if the ratio is one-for-two or you would hold 5 shares of our Common Stock if the ratio is one-for-twenty.

Effect on Outstanding Shares, Options and Certain Other Securities

If the Reverse Stock Split is implemented, the number of shares of our Common Stock owned by each stockholder will be reduced in the same proportion as the reduction in the total number of shares outstanding, such that the percentage of our Common Stock owned by each stockholder will remain unchanged except for any de minimus change resulting from rounding up to the nearest number of whole shares so that we are not obligated to issue cash in lieu of any fractional shares that such stockholder would have received as a result of the Reverse Stock Split. The number of shares of our Common Stock that may be purchased upon exercise of outstanding options or other securities convertible into, or exercisable or exchangeable for, shares of our Common Stock, and the exercise or conversion prices for these securities, will also be ratably adjusted in accordance with their terms as of the Effective Time.

	Prior to the Reverse Split	Assuming a one-for - two Reverse Split(1)	Assuming a one-for- five Reverse Split(1)	Assuming a one-for- ten Reverse Split(1)	Assuming a one-for- fifteen Reverse Split(1)	Assuming a one-for- twenty Reverse Split(1)
Warrants	14,365,374	7,182,687	2,873,075	1,436,538	957,692	718,269
Pre-funded - Warrants	7,175,525	3,587,763	1,435,105	717,553	478,369	358,777
Plan Options	2,380,851	1,190,426	476,171	238,086	158,724	119,043
Non-Plan Options	58,322	29,161	11,665	5,833	3,889	2,917

(1)	Numbers are approximate and do not take into account rounding for fractional shares.

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Fractional Shares; Exchange of Stock Certificates

Our Board does not currently intend to issue fractional shares in connection with the Reverse Stock Split. Therefore, we do not expect to issue certificates representing fractional shares. In lieu of any fractional shares, we will issue to stockholders of record who would otherwise hold a fractional share because the number of shares of Common Stock they hold before the Reverse Stock Split is not evenly divisible by the Reverse Stock Split ratio that number of shares of Common Stock as rounded up to the nearest whole share. For example, if a stockholder holds 150.25 shares of Common Stock following the Reverse Split, that stockholder will receive certificate representing 151 shares of Common Stock. No stockholders will receive cash in lieu of fractional shares.

As of the Record Date, we had 241 holders of record of our Common Stock (although we have significantly more beneficial holders). We do not expect the Reverse Stock Split and the rounding up of fractional shares to whole shares to result in a significant reduction in the number of record holders. We presently do not intend to seek any change in our status as a reporting company for federal securities law purposes, either before or after the Reverse Stock Split.

On or after the Effective Time, we will mail a letter of transmittal to each stockholder. Each stockholder will be able to obtain a certificate evidencing his, her or its post-Reverse Stock Split shares only by sending the exchange agent (who will be the Company’s transfer agent) the stockholder’s old stock certificate(s), together with the properly executed and completed letter of transmittal and such evidence of ownership of the shares as we may require. Stockholders will not receive certificates for post-Reverse Stock Split shares unless and until their old certificates are surrendered. Stockholders should not forward their certificates to the exchange agent until they receive the letter of transmittal, and they should only send in their certificates with the letter of transmittal. The exchange agent will send each stockholder, if elected in the letter of transmittal, a new stock certificate after receipt of that stockholder’s properly completed letter of transmittal and old stock certificate(s). A stockholder that surrenders his, her or its old stock certificate(s) but does not elect to receive a new stock certificate in the letter of transmittal will be deemed to have requested to hold that stockholder’s shares electronically in book-entry form with our transfer agent.

Certain of our registered holders of Common Stock hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of our Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a stockholder holds registered shares in book-entry form with our transfer agent, the stockholder may return a properly executed and completed letter of transmittal.

Stockholders who hold shares in street name through a nominee (such as a bank or broker) will be treated in the same manner as stockholders whose shares are registered in their names, and nominees will be instructed to effect the Reverse Stock Split for their beneficial holders. However, nominees may have different procedures and stockholders holding shares in street name should contact their nominees. Stockholders will not have to pay any service charges in connection with the exchange of their certificates.

Authorized Shares

If and when our Board elects to effect the Reverse Stock Split, the authorized number of shares of our Common Stock will remain at 160,000,000. Accordingly, there will be no reduction in the number of authorized shares of our Common Stock in proportion to the Reverse Stock Split ratio. As a result, the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance will decrease and the additional authorized shares of Common Stock will be available for issuance at such times and for such purposes as our Board may deem advisable without further action by our stockholders, except as required by applicable laws and regulations.

The Reverse Split will have no effect on our authorized preferred stock.

In accordance with our Certificate of Incorporation and Delaware law, our shareholders do not have any preemptive rights to purchase or subscribe for any of our unissued or treasury shares.

Anti-Takeover and Dilutive Effects

The purpose of maintaining our authorized Common Stock at 160,000,000 after the Reverse Stock Split is to facilitate our ability to raise additional capital to support our operations, not to establish any barriers to a change of control or acquisition of our Company. The shares of Common Stock that are authorized but unissued provide our Board with flexibility to effect, among other transactions, public or private refinancings, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, these authorized but unissued shares may also be used by our Board, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable. The Reverse Stock Split would give our Board authority to issue additional shares from time to time without delay or further action by the stockholders except as may be required by applicable law or the rules of Nasdaq. The Reverse Stock Split is not being recommended in response to any specific effort of which we are aware to obtain control of us, nor does our Board have any present intent to use the authorized but unissued Common Stock to impede a takeover attempt. There are no plans or proposals to adopt other provisions or enter into any arrangements that have material anti-takeover effects.

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In addition, the issuance of additional shares of Common Stock for any of the corporate purposes listed above could have a dilutive effect on earnings per share and the book or market value of our outstanding Common Stock, depending on the circumstances, and would likely dilute a stockholder’s percentage voting power in us. Holders of our Common Stock are not entitled to preemptive rights or other protections against dilution. Our Board intends to take these factors into account before authorizing any new issuance of shares.

Accounting Consequences

As of the Effective Time, the stated capital attributable to Common Stock on our balance sheet will be reduced proportionately based on the Reverse Stock Split ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of our Common Stock outstanding.

Federal Income Tax Consequences

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our Common Stock. This summary addresses the tax consequences only to a beneficial owner of our Common Stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our Common Stock (a “U.S. holder”). This summary does not address all of the tax consequences that may be relevant to any particular stockholder, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to persons that may be subject to special treatment under U.S. federal income tax law or persons that do not hold our Common Stock as “capital assets” (generally, property held for investment). This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date hereof. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

Each stockholder should consult his, her or its own tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences of the Reverse Stock Split.

The Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, no gain or loss should be recognized by a U.S. holder upon the Reverse Stock Split. Accordingly, the aggregate tax basis in the Common Stock received pursuant to the Reverse Split should equal the aggregate tax basis in the Common Stock surrendered and the holding period for the Common Stock received should include the holding period for the Common Stock surrendered.

Text of Proposed Amendment; Effectiveness

The text of the proposed Reverse Stock Split Amendment is set forth in Annex B to this Proxy Statement. If and when effected by our Board, the Reverse Stock Split Amendment will become effective upon its filing with the Secretary of State of Delaware.

Required Vote

The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote on such matter, in person or by proxy, is required for approval of the Reverse Stock Split Proposal. Abstentions are considered present for purposes of establishing a quorum but will have the effect of a vote against the Reverse Stock Split Proposal. Broker non-votes will have the effect of a vote against the approval of the Reverse Stock Split Proposal.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE REVERSE STOCK SPLIT PROPOSAL.

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PROPOSAL 4

RATIFICATION OF THE APPOINTMENT OF THE

COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019

On September 2, 2019, the Audit Committee of the Board appointed the firm of Kost Forer Gabbay & Kasierer to serve as our independent auditors for our fiscal year ending December 31, 2019. Stockholders will be asked to ratify the Auditor to serve as our independent auditors. The Board’s Audit Committee (the “Audit Committee”) is directly responsible for appointing our independent registered public accounting firm. The Audit Committee is not bound by the outcome of this vote but will consider these voting results when selecting the Company’s independent auditor for fiscal year 2020. The Auditor has been our auditor since June 22, 2012. A representative of the Auditor is not expected to be present at the Meeting.

The following table sets forth fees billed to us by Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, our independent registered public accounting firm, during the fiscal years ended December 31, 2018 and December 31, 2017 for: (i) services rendered for the audit of our annual financial statements and the review of our quarterly financial statements; (ii) services by our independent registered public accounting firms that are reasonably related to the performance of the audit or review of our financial statements and that are not reported as audit fees; (iii) services rendered in connection with tax compliance, tax advice and tax planning; and (iv) all other fees for services rendered.

	December 31, 2018	December 31, 2017
Audit Fees	$86,000	$86,000
Audited Related Fees	$-	$-
Tax Fees (1)	$9,000	$12,000
All Other Fees (2)	$15,000	$56,000
Total	$110,000	$154,000

(1)	Consists of fees relating to our tax compliance and tax planning.

(2)	Consists of fees relating to our private placements and public offering.

Audit Committee Policies

The Audit Committee of our Board is solely responsible for the approval in advance of all audit and permitted non-audit services to be provided by the independent auditors (including the fees and other terms thereof), subject to the de minimis exceptions for non-audit services provided by Section 10A(i)(1)(B) of the Exchange Act, which services are subsequently approved by the Board prior to the completion of the audit. None of the fees listed above are for services rendered pursuant to such de minimus exceptions. The audit, tax and non-audit services provided by the Auditor in 2017 and 2018 set forth above were pre-approved by our Audit Committee.

Required Vote

The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote is required to ratify the Auditor as our independent registered public accounting firm for the year ending December 31, 2019. Abstentions are considered present for purposes of establishing a quorum but will have no effect on the ratification of our independent public accountants. There are no broker non-votes on this matter since it is a “routine” matter.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE Ratification of the appointment by the Audit Committee of the Board of the Auditor as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

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CORPORATE GOVERNANCE

Director Independence

Our Board has reviewed the materiality of any relationship that each of our directors has with us, either directly or indirectly. Based on this review, our Board determined that Prof. Stone, Messrs. Shaked, Kamer, McGrath, and Moller and Ms. Karah are “independent directors” as defined in the Nasdaq Listing Rules and Rule 10A-3 promulgated under the Exchange Act.

Meetings of the Board

Our Board met in telephonically 10 times during the fiscal year ended December 31, 2018 and also acted by unanimous written consent on 9 occasions. Each member of our then current Board was present for at least 50% percent or more of the Board meetings held.

Board Committees

Our Board has established three standing committees: Audit, Compensation, and Nomination and Corporate Governance.

Audit Committee

Our Audit Committee is comprised of Messrs. McGrath and Shaked and Prof. Stone, each of whom is an independent director. Mr. McGrath is the Chairman of the Audit Committee. Mr. McGrath is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K.

Our Audit Committee oversees our corporate accounting, financial reporting practices and the audits of financial statements. For this purpose, the Audit Committee has a charter (which is reviewed annually) and performs several functions. The Audit Committee charter is available on our website at www.mydario.com under the Investors / Governance section. The Audit Committee:

•   evaluates the independence and performance of, and assesses the qualifications of, our independent auditor and engage such independent auditor;

•   approves the plan and fees for the annual audit, quarterly reviews, tax and other audit-related services and approve in advance any non-audit service to be provided by our independent auditor;

•   monitors the independence of our independent auditor and the rotation of partners of the independent auditor on our engagement team as required by law;

•   reviews the financial statements to be included in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and reviews with management and our independent auditor the results of the annual audit and reviews of our quarterly financial statements; and

•   oversees all aspects our systems of internal accounting control and corporate governance functions on behalf of the board.

The Audit Committee met telephonically on 4 occasions during the fiscal year ended December 31, 2018 and also acted by unanimous written consent on 6 occasions. Each of the members of the Audit Committee attended 100% of the meetings held by the Audit Committee during the time each director served as a member of the committee.

Compensation Committee

Our Compensation Committee is comprised of Messrs. McGrath and Shaked Ms. Karah. Mr. McGrath is the Chairman of the Compensation Committee. Under the terms of the Securities Purchase Agreement in our September 2014 Private Placement, we agreed to appoint two nominees of our lead investor, David Edery, to the Compensation Committee. Ms. Karah was initially nominated by Mr. Edery. These appointment rights were waived on February 28, 2016.

The Compensation Committee reviews or recommends the compensation arrangements for our management and employees and also assists our Board in reviewing and approving matters such as company benefit and insurance plans, including monitoring the performance thereof. The Compensation Committee has a charter (which is reviewed annually) and performs several functions. The Compensation Committee charter is available on our website at www.mydario.com under the Investors /Governance section.

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The Compensation Committee has the authority to directly engage, at our expense, any compensation consultants or other advisers as it deems necessary to carry out its responsibilities in determining the amount and form of employee, executive and director compensation.

The Compensation Committee did not meet telephonically during the fiscal year ended December 31, 2018 and acted by unanimous written consent on 11 occasions.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is currently comprised of Prof. Stone and Messrs. Kamer, and Shaked. Prof. Stone is the Chairman of the Nominating and Corporate Governance Committee.

Under the terms of the Securities Purchase Agreement in our September 2014 Private Placement, we agreed to appoint two nominees of our lead investor, David Edery to the Nominating and Corporate Governance Committee. These appointment rights were waived on February 28, 2016. In addition, under the terms of the securities purchase agreement relating to our January 2017 Private Placement, our lead investor in the offering, OurCrowd Digital Health L.P., was given the right to appoint two members to our Board for so long as the investor holds 13% and 5% of our outstanding shares of our common stock. We further agreed to permit such designees to serve on our Nominating and Corporate Governance Committee. Mr. Kamer was appointed to our Board as a nominee of OurCrowd. Such investor currently has the right to appoint one director to our Board.

The Nominating and Corporate Governance Committee is charged with the responsibility of reviewing our corporate governance policies and with proposing potential director nominees to the Board for consideration. This committee also has the authority to oversee the hiring of potential executive positions in our company. The Nominating and Corporate Governance Committee operates under a written charter, which will be reviewed and evaluated at least annually.

Other than the nomination request submitted with respect to the nomination of Yalon Farhi, the nomination rights of Mr. Edery, the board appointment rights relating to OurCrowd Digital Health L.P and Agate JT Healthcare Fund L.P., we have never received communications from stockholders recommending individuals to serve as our directors. For the fiscal year ended December 31, 2018, we did not pay a fee to any third party to identify or evaluate, or assist in identifying or evaluating, potential nominees for our Board. Other than the nomination request submitted with respect to the nomination of Yalon Farhi, as well as the board appointment rights relating to OurCrowd Digital Health L.P., Agate JT Healthcare Fund L.P, and Mr. Edery, we have not received any recommendations from stockholders for Board nominees. All of the nominees for election at the Meeting are current members of our Board.

The Nominating and Corporate Governance Committee will review a reasonable number of candidates for director recommended by a stockholders who satisfy the notice, information and consent provisions set forth in the Company’s Bylaws. The Board will use the same evaluation criteria and process for director nominees recommended by stockholders as it uses for other director nominees. A stockholder wishing to formally nominate an individual for election to the Board must do so by following the procedures described in the Company’s Bylaws. There has been no change to the procedures by which stockholders may recommend nominees to our Board. For information concerning stockholder proposals, see “Stockholder Proposals” below in this Proxy Statement.

The Board believes that all of its directors should have the highest personal integrity and have a record of exceptional ability and judgment. The Board also believes that its directors should ideally reflect a mix of experience and other qualifications. There is no firm requirement of minimum qualifications or skills that candidates must possess. The Nomination and Corporate Governance Committee evaluates director candidates based on a number of qualifications, including their independence, judgment, leadership ability, expertise in the industry, experience developing and analyzing business strategies, financial literacy, risk management skills, and, for incumbent directors, his or her past performance.

The Nomination and Corporate Governance Committee acted by unanimous written consent on 1 occasion during the fiscal year ended December 31, 2018.

Each of the nominees for election at this Meeting was recommended to the Board by the Nominating and Corporate Governance Committee.

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Board Leadership Structure and Role in Risk Oversight

Our Board’s, including our Audit and Compensation Committees’, as appropriate, role in risk oversight includes risk analysis and assessment in connection with each financial and business review, update and decision-making proposal and is an integral part of all Board deliberations. Each of our Board committees is focused on specific risks within their areas of responsibility, but the Board believes that the overall enterprise risk management process is more properly overseen by all of the members of the Board. The Audit Committee is responsible for overseeing the management of financial and accounting risks. The Compensation Committee is responsible for overseeing the management of risks relating to executive compensation plans and arrangements. While each Committee is responsible for the evaluation and management of such risks, the entire Board is regularly informed through Committee reports. The Board incorporates the insight provided by these reports into its overall risk management analysis.

The Board’s role in our risk oversight is consistent with our leadership structure, with our Chief Executive Officer and other members of senior management having responsibility for assessing and managing our risk exposure, and the Board providing oversight in connection with those efforts.

Code of Ethics

On March 5, 2013, our Board adopted a Code of Business Conduct and Ethics which is available on our internet website at http://mydario.investorroom.com/CorporateGovernance.

Procedures for Contacting Directors

The Board has established a process for stockholders to send communications to the Board. Stockholders may communicate with the Board generally or a specific director at any time by writing to: DarioHealth Corp., at 8 HaTokhen Street, Caesarea Industrial Park 3088900, Israel, Attention: Zvi Ben David. We review all messages received, and forward any message that reasonably appears to be a communication from a stockholder about a matter of stockholder interest that is intended for communication to the Board. Communications are sent as soon as practicable to the director to whom they are addressed, or if addressed to the Board generally, to the Chairman of the Board. Because other appropriate avenues of communication exist for matters that are not of stockholder interest, such as general business complaints or employee grievances, communications that do not relate to matters of stockholder interest are not forwarded to the Board.

Attendance at Special and Annual Stockholder Meetings

We encourage our directors to attend our special and annual stockholders meetings. Mr. Erez Raphael, our Chief Executive Officer and Zvi Ben David, our Chief Financial Officer, Treasurer and Secretary, attended our last annual stockholder meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of our common stock, to file reports regarding ownership of, and transactions in, our securities with the SEC and to provide us with copies of those filings. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, except for the Form 3 filed by Shehnee Lawrence Farhi on February 14, 2018, we believe that during fiscal year ended December 31, 2018, all filing requirements applicable to our officers, directors and ten percent beneficial owners were complied with.

Executive Compensation

The following table summarizes compensation of our named executive officers, as of December 31, 2018 and 2017.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)*			Bonus ($)		Stock Awards		Option Awards ($)**			All Other Compensation ($)			Total ($)
Erez Raphael	2018		$204,762	(1)	$120,336	(2)	$1,320,931	(3)	$				$94,098	(5)	$1,740,127
(Chief Executive Officer)	2017		$146,679	(1)			$1,063,401	(3)		$389,406	(4)		$75,341	(5)	$1,674,827

Zvi Ben David	2018		$131,610	(6)			$387,649	(7)	$				$41,328	(9)	$560,587
(Chief Financial Officer)	2017		$131,136	(6)			$398,500	(7)		$86,559	(8)		$43,786	(9)	$659,981

Dror Bacher	2018		$139,060	(10)	$26,203	(11)	$382,231	(12)	$				$60,955	(14)	$608,449
(Chief Operating Officer)	2017		$130,011	(10)			$304,970	(12)		$95,878	(13)		$59,254	(14)	$590,113

Olivier Jarry	2018		$43,577	(15)			$63,885	(16)		$62,400	(17)		$8,060	(18)	$177,922
(President and Chief Commercial Officer)	2017	$					$22,500	(16)	$			$			$22,500

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*	Certain compensation paid by the company is denominated in New Israeli Shekel (or the NIS). Such compensation is calculated for purposes of this table based on the annual average currency exchange for such period.

**	Amount shown does not reflect dollar amount actually received. Instead, this amount reflects the aggregate grant date fair value of each stock option granted in the fiscal years ended December 31, 2018 and December 31, 2017, computed in accordance with the provisions of ASC 718 “Compensation-Stock Compensation,” or ASC 718. Assumptions used in accordance with ASC 718 are included in Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018.

(1)	In accordance with his second amendment to the employment agreement with our company effective August 11, 2013, Mr. Raphael was entitled to a monthly salary of NIS 44,000, commencing April 1, 2016, his monthly salary was increased to NIS 80,000 (approximately $22,038 per month). On June 1, 2018, his monthly salary was increased to NIS 134,167 (approximately $36,960). During 2017 and 2018, Mr. Raphael agreed to a waiver of 45% of his cash salary according to our salary program (see further details in “Employment and Related Agreements” below).

(2)	On June 2018, Mr. Raphael was paid a bonus of $120,336 for his performance during 2017.

(3)	On January 10, 2017, Mr. Raphael was granted 11,205 shares of our common stock under our 2012 Equity Incentive Plan against waiver of cash salary for the period from October to December 2016. On January 30, 2017, Mr. Raphael was granted 11,381 shares of our common stock under our 2012 Equity Incentive Plan against waiver of cash salary for the period from January to March 2017. On April 13, 2017, Mr. Raphael was granted 10,369 shares of our common stock under our 2012 Equity Incentive Plan against waiver of cash salary for the period from April to June 2017. On July 10, 2017, Mr. Raphael was granted 17,036 shares of our common stock under our 2012 Equity Incentive Plan against waiver of cash salary for the period from July to September 2017. On October 23, 2017, Mr. Raphael was granted 21,128 shares of our common stock under our 2012 Equity Incentive Plan against waiver of cash salary for the period from October to December 2017. On January 30, 2017, Mr. Raphael was granted 227,616 shares of our common stock under our 2012 Equity Incentive Plan, and on April 20, 2017, Mr. Raphael was granted 50,000 shares of our common stock under our 2012 Equity Incentive Plan, as a bonus for the 2016 achievements of the Company.

On January 4, 2018, Mr. Raphael was granted 25,439 shares of our common stock under our 2012 Equity Incentive plan against waiver of cash salary for the period from January to March 2018. On April 23, 2018, Mr. Raphael was granted 25,536 shares of our common stock under our 2012 Equity Incentive plan against waiver of cash salary for the period from April to June 2018. On July 9, 2018, Mr. Raphael was granted 49,942 shares of our common stock under our 2012 Equity Incentive plan against waiver of cash salary for the period from July to September 2018. On October 3, 2018, Mr. Raphael was granted 64,392 shares of our common stock under our 2012 Equity Incentive plan against waiver of cash salary for the period from October to December 2018. On June 6, 2018, Mr. Raphael was granted 649,414 shares of our common stock under our 2012 Equity Incentive Plan, and 56,880 shares of our common stock under our 2012 Equity Incentive Plan, as a bonus, in lieu of cash, for the 2017 achievements of the Company.

(4)	During 2017, Mr. Raphael was granted 143,164 options to purchase shares of our common stock. The balance shall vest in twelve equal quarterly installments from the grant date during a three-year period. We may grant Mr. Raphael additional options to purchase shares of common stock from time to time at the discretion of our Board of Directors or the Compensation Committee thereof (see further details in “Employment and Related Agreements” below).

(5)	In addition to his salary, Mr. Raphael is entitled to receive a leased automobile and mobile phone during his employment as well as reimbursements for expenses accrued. These benefits, as well as other social benefits under Israeli law, are included as part of his “All Other Compensation.”

(6)	In accordance with his employment agreement with our company effective January 8, 2015, Mr. Ben David was initially entitled to a monthly salary and additional compensation (excluding social benefits under applicable Israeli law) of NIS 31,200 (approximately $8,595) for providing eighty percent of his working time to our company. Beginning on March 1, 2015, Mr. Ben David began working for us on a full-time basis pursuant to the terms of his employment agreement at which point Mr. Ben David’s salary was increased to NIS 39,000 (approximately $10,744 per month, commencing April 1, 2016, his monthly salary was updated to NIS 60,000 (approximately $16,529), and commencing June 1, 2018, his monthly salary was updated to NIS 67,200 (approximately $18,512). During 2017 and 2018, Mr. Ben David agreed to a waiver of 35% and 39% respectively of his cash salary according to our salary program (see further details in “Employment and Related Agreements” below).

(7)	On January 10, 2017, Mr. Ben David was granted 6,536 shares of our common stock under our 2012 Equity Incentive Plan against waiver of cash salary for the period from October to December 2016. On January 30, 2017, Mr. Ben David was granted 6,639 shares of our common stock under our 2012 Equity Incentive Plan against waiver of cash salary for the period from January to March 2017. On April 13, 2017, Mr. Ben David was granted 6,049 shares of our common stock under our 2012 Equity Incentive Plan against waiver of cash salary for the period from April to June 2017. On July 10, 2017, Mr. Ben David was granted 9,938 shares of our common stock under our 2012 Equity Incentive Plan against waiver of cash salary for the period from July to September 2017. On October 23, 2017, Mr. Ben David was granted 12,325 shares of our common stock under our 2012 Equity Incentive Plan against waiver of cash salary for the period from October to December 2017. On January 30, 2017, Mr. Ben David was granted 74,896 shares of our common stock under our 2012 Equity Incentive Plan, and on April 20, 2017, Mr. Ben David was granted 20,000 shares of our common stock under our 2012 Equity Incentive Plan, as a bonus for the 2016 achievements of the Company.

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On January 4, 2018, Mr. Ben David was granted 14,839 shares of our common stock under our 2012 Equity Incentive plan against waiver of cash salary for the period from January to March 2018. On April 23, 2018, Mr. Ben David was granted 14,896 shares of our common stock under our 2012 Equity Incentive plan against waiver of cash salary for the period from April to June 2018. On July 9, 2018, Mr. Ben David was granted 22,279 shares of our common stock under our 2012 Equity Incentive plan against waiver of cash salary for the period from July to September 2018. On October 3, 2018 Mr. Ben David was granted 30,075 shares of our common stock under our 2012 Equity Incentive plan against waiver of cash salary for the period from October to December 2018. On June 6, 2018, Mr. Ben David was granted 155,861 shares of our common stock under our 2012 Equity Incentive Plan, and 21,682 shares of our common stock under our 2012 Equity Incentive Plan, as a bonus, in lieu of cash, for the 2017 achievements of the Company.

(8)	During 2017, Mr. Ben David was granted 31,823 options to purchase shares of our common stock. The balance shall vest in twelve equal quarterly installments from the grant date during a three-year period. We may grant Mr. Ben David additional options to purchase shares of common stock from time to time at the discretion of our Board of Directors or the Compensation Committee thereof (see further details in “Employment and Related Agreements” below).

(9)	In addition to his salary, Mr. Ben David is entitled to receive a mobile phone during his employment as well as reimbursements for expenses accrued. These benefits, as well as other social benefits under Israeli law, are included as part of his “All Other Compensation.”

(10)	In accordance with his second amendment to the employment agreement with our company effective April 2016, Mr. Bacher was entitled to a monthly salary of NIS 48,000 (approximately $13,223 per month), commencing July 1, 2017, Mr. Dror was appointed as our Chief Operating Officer and his monthly salary was increased to NIS 55,000 (approximately $15,151 per month) and commencing June 1, 2018 his monthly salary was increased to NIS 61,490 (approximately $16,939 per month). During 2017 and 2018, Mr. Bacher agreed to a waiver of 24% and 29% of his cash salary respectively, according to our salary program (see further details in “Employment and Related Agreements” below).

(11)	On June 2018, Mr. Bacher was paid a bonus of $26,203 for his performance during 2017.

(12)	On January 30, 2017, Mr. Bacher was granted 2,845 shares of our common stock under our 2012 Equity Incentive Plan against waiver of cash salary for the period from January to March 2017. On April 13, 2017, Mr. Bacher was granted 2,592 shares of our common stock under our 2012 Equity Incentive Plan against waiver of cash salary for the period from April to June 2017. On July 10, 2017, Mr. Bacher was granted 7,572 shares of our common stock under our 2012 Equity Incentive Plan against waiver of cash salary for the period from July to September 2017. On October 23, 2017, Mr. Bacher was granted 9,390 shares of our common stock under our 2012 Equity Incentive Plan against waiver of cash salary for the period from October to December 2017. On January 30, 2017, Mr. Bacher was granted 49,745 shares of our common stock under our 2012 Equity Incentive Plan, on April 20, 2017 Mr. Bacher was granted 20,000 shares of our common stock under our 2012 Equity Incentive Plan, as a bonus for the 2016 achievements of the Company, on July 25, 2017 Mr. Bacher was granted 10,000 shares of our common stock under our 2012 Equity Incentive Plan, upon his promotion to COO of the Company, and on October 23, 2017, Mr. Bacher was granted 8,080 shares of our common stock under our 2012 Equity Incentive Plan as a bonus for getting FDA clearance for certain Android smartphone devices in the U.S.

On January 4, 2018, Mr. Bacher was granted 11,306 shares of our common stock under our 2012 Equity Incentive plan against waiver of cash salary for the period from January to March 2018. On April 23, 2018, Mr. Bacher was granted 11,349 shares of our common stock under our 2012 Equity Incentive plan against waiver of cash salary for the period from April to June 2018. On July 9, 2018, Mr. Bacher was granted 13,464 shares of our common stock under our 2012 Equity Incentive plan against waiver of cash salary for the period from July to September 2018. On October 3, 2018, Mr. Bacher was granted 19,080 shares of our common stock under our 2012 Equity Incentive plan against waiver of cash salary for the period from October to December 2018. On June 6, 2018, Mr. Bacher was granted 159,832 shares of our common stock under our 2012 Equity Incentive Plan, and 6,183 shares of our common stock under our 2012 Equity Incentive Plan, as a bonus, in lieu of cash, for the 2017 achievements of the Company, and on April 23, 2018, Mr. Bacher was granted 32,452 shares of our common stock under our 2012 Equity Incentive Plan as a bonus in obtaining an FDA clearance for iPhone 7, 8 and X smartphone devices in the U.S.

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(13)	During January 2017, Mr. Bacher was granted 27,492 options to purchase shares of our common stock which will vest in twelve equal quarterly installments over a three-year period from the grant date. During July 2017, Mr. Bacher was granted 10,000 options to purchase shares of our common stock which will vest in twelve equal quarterly installments over a three-year period from the grant date. We may grant Mr. Bacher additional options to purchase shares of common stock from time to time at the discretion of our Board of Directors or the Compensation Committee thereof (see further details in “Employment and Related Agreements” below).

(14)	In addition to his salary, Mr. Bacher is entitled to receive a leased automobile and mobile phone during his employment as well as reimbursements for expenses accrued. These benefits, as well as other social benefits under Israeli law, are included as part of his “All Other Compensation.”

(15)	In accordance with his employment agreement, effective in September 2018, Mr. Jarry was entitled to a monthly salary of $11,000. Mr. Jarry agreed to a waiver of 47% of his cash salary, according to our salary program (see further details in “Employment and Related Agreements” below).

(16)	As part of his consulting agreement, commencing in March 2017 and expiring in August 2018, Mr. Jarry received a monthly consulting fee of $2,500 that was paid to him in shares of common stock. On July 11, 2017, Mr. Jarry was granted 2,437 shares of our common stock under our 2012 Equity Incentive Plan against waiver of cash consulting fee for the period from March to May 2017. On December 14, 2017, Mr. Jarry was granted 7,404 shares of our common stock under our 2012 Equity Incentive Plan against waiver of cash consulting fee for the period from June to November 2017. On April 23, 2018, Mr. Jarry was granted 6,552 shares of our common stock under our 2012 Equity Incentive Plan against waiver of cash consulting fee for the period from December 2017 to March 2017. On July 23, 2018, Mr. Jarry was granted 4,621 shares of our common stock in restricted shares against waiver of cash consulting fee for the period from April to June 2018. On November 22, 2018, Mr. Jarry was granted 4,103 shares of our common stock in restricted shares against waiver of cash consulting fee for the period July to August 2018, together with additional 3,000 shares granted to him a signature fee for signing his consulting agreement in 2017. On October 3, 2018, Mr. Jarry was granted 30,000 shares of our common stock under our 2012 Equity Incentive Plan, against waiver of cash salary for the period from September to December 2018.

(17)	On November 22, 2018, Mr. Jarry was granted 120,000 options to purchase shares of our common stock which will vest over a three-year period from the grant date. One-third of the options will become fully vested and exercisable on the first anniversary elapsed from the grant date, and the balance will vest in eight equal quarterly installments following the first anniversary of the grant date, subject to Mr. Jarry’s continued employment by the Company. We may grant Mr. Jarry additional options to purchase shares of common stock from time to time at the discretion of our Board of Directors or the Compensation Committee thereof (see further details in “Employment and Related Agreements” below).

(18)	In addition to his salary, Mr. Jarry is entitled to participate in any and other benefit plans and programs that the Company may offer to its employees from time to time according to the terms of such plans and the Company’s practices and policies as well as reimbursements for expenses accrued. These benefits are included as part of his “All Other Compensation.”

All compensation awarded to our executive officers were independently reviewed by our Compensation Committee.

Employment and Related Agreements

Except as set forth below, we currently have no other written employment agreements with any of our officers and directors. The following is a description of our current executive employment agreements:

Erez Raphael, Chief Executive Officer and a Member of the Board of Directors – On August 30, 2013, LabStyle Innovation Ltd., our Israeli subsidiary, entered into an amendment to a Personal Employment Agreement with Mr. Raphael in connection with his August 2013 appointment as our President and Chief Executive Officer. Pursuant to the terms of his employment agreement as amended, Mr. Raphael is entitled to a monthly salary of NIS 134,167 (approximately $36,960 per month). During 2017 and 2018, Mr. Raphael agreed to a waiver of 45% of his cash salary according to our salary program pursuant to which Mr. Raphael received compensation shares of restricted common stock as consideration for cash salary waived.

On July 25, 2017, we, through our Israeli subsidiary, LabStyle Innovation Ltd., executed an Amended and Restated Employment Agreement with Mr. Raphael. Pursuant to the agreement, Mr. Raphael kept his monthly salary and shall be eligible for an annual bonus equal to up to 60% of his annual base salary. Mr. Raphael’s employment agreement expires on December 31, 2020. In the event Mr. Raphael’s employment agreement is terminated by us at will, by Mr. Raphael for good reason as provided thereby, or in conjunction with a change of control, Mr. Raphael shall be entitled to receive 24 months base salary and severance payment pursuant to applicable Israeli severance law, provided, however, that in the event such termination occurs during the final year of the term, or within the last 6 months of a renewal period of the term, Mr. Raphael shall be entitled to receive 12 months base salary and severance payment pursuant to applicable Israeli severance law. In the event the employment agreement is terminated by us for cause, Mr. Raphael will only be entitled to a severance pay under applicable Israeli severance law. Mr. Raphael’s employment agreement also includes a one-year non-competition and non-solicitation provision, certain confidentiality covenants and assignment of any of his company-related inventions. Under the terms of the agreement, Mr. Raphael is entitled to certain expense reimbursements and other standard benefits, including vacation, sick leave, contributions to a manager’s insurance policy and study fund and car and mobile phone allowances.

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On January 10, 2017, the Compensation Committee of our Board of Directors approved the issuance to Mr. Raphael of 11,205 shares of our common stock under our 2012 Equity Incentive Plan. Such shares were issued in lieu of the waiver of $35,961 salary otherwise payable to Mr. Raphael from October to December 2016.

On January 30, 2017, the Compensation Committee of our Board of Directors approved the issuance to Mr. Raphael of 11,381 shares of our common stock under our 2012 Equity Incentive Plan. Such shares were issued in lieu of the waiver of $36,444 salary otherwise payable to Mr. Raphael from January to March 2017.

On April 13, 2017, the Compensation Committee of our Board of Directors approved the issuance to Mr. Raphael of 10,369 shares of our common stock under our 2012 Equity Incentive Plan. Such shares were issued in lieu of the waiver of $37,953 salary otherwise payable to Mr. Raphael from April to June 2017.

On July 10, 2017, the Compensation Committee of our Board of Directors approved the issuance to Mr. Raphael of 17,036 shares of our common stock under our 2012 Equity Incentive Plan. Such shares were issued in lieu of the waiver of $39,389 salary otherwise payable to Mr. Raphael from July to September 2017.

On October 23, 2017, the Compensation Committee of our Board of Directors approved the issuance to Mr. Raphael of 21,128 shares of our common stock under our 2012 Equity Incentive Plan. Such shares were issued in lieu of the waiver of $39,222 salary otherwise payable to Mr. Raphael from October to December 2017.

On January 4, 2018, the Compensation Committee of our Board of Directors approved the issuance to Mr. Raphael of 25,439 shares of our common stock under our 2012 Equity Incentive Plan. Such shares were issued in lieu of the waiver of $39,923 salary otherwise payable to Mr. Raphael from January to March 2018.

On April 23, 2018, the Compensation Committee of our Board of Directors approved the issuance to Mr. Raphael of 25,536 shares of our common stock under our 2012 Equity Incentive Plan. Such shares were issued in lieu of the waiver of $39,344 salary otherwise payable to Mr. Raphael from April to June 2018.

On July 8, 2018, the Compensation Committee of our Board of Directors approved the issuance to Mr. Raphael of 49,942 shares of our common stock under our 2012 Equity Incentive Plan. Such shares were issued in lieu of the waiver of $72,725 salary otherwise payable to Mr. Raphael from July to September 2018.

On October 3, 2018, the Compensation Committee of our Board of Directors approved the issuance to Mr. Raphael of 64,392 shares of our common stock under our 2012 Equity Incentive Plan. Such shares were issued in lieu of the waiver of $64,003 salary otherwise payable to Mr. Raphael from October to December 2018.

Zvi Ben David, Chief Financial Officer, Treasurer and Secretary – On January 8, 2015, LabStyle Innovation Ltd., our Israeli subsidiary, entered into a Personal Employment Agreement with Mr. Ben David. Pursuant to his employment agreement, Mr. Ben David was initially entitled to a monthly salary and additional compensation (excluding social benefits under applicable Israeli law) of NIS 31,200 (approximately $8,595) for providing eighty percent of his working time to our company. Beginning on March 1, 2015, Mr. Ben David began working for us on a full-time basis pursuant to the terms of his employment agreement at which point Mr. Ben David’s salary was increased to NIS 39,000 (approximately $10,744). Commencing April 1, 2016, Mr. Ben David’s Salary was updated to NIS 60,000 (approximately $16,529) per month and commencing June 1, 2018, his monthly salary was updated to NIS 67,200 (approximately $18,512). During 2017 and 2018, Mr. Ben David agreed to a waiver of 35% and 39% respectively of his cash salary according to our salary program pursuant to which Mr. Ben David received compensation shares of restricted common stock as consideration for cash salary waived.

Mr. Ben David's employment agreement may be terminated by either party at will upon 90 days prior written notice or terminated by us for cause, as defined under the employment agreement. In the event the employment agreement is terminated by us at will, Mr. Ben David shall be entitled to receive 6 months base salary and severance payment pursuant to applicable Israeli severance law. In the event the employment agreement is terminated by us at will, Mr. Ben David shall be entitled to receive 90 days of severance plus any required severance payment pursuant to applicable Israeli severance law. In the event the employment agreement is terminated by us for cause, Mr. Ben David will only be entitled to a severance pay under applicable Israeli severance law. The employment agreement also includes a twelve-month non-competition and non-solicitation provision, certain confidentiality covenants and assignment of any of his company-related inventions to the company. Under the terms of the employment agreement, Mr. Ben David is entitled to certain expense reimbursements and other standard benefits, including vacation, sick leave, contributions to a manager’s insurance policy and study fund and mobile phone allowances.

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On January 10, 2017, the Compensation Committee of our Board of Directors approved the issuance to Mr. Ben David of 6,536 shares of our common stock under our 2012 Equity Incentive Plan. Such shares were issued in lieu of the waiver of $20,977 salary otherwise payable to Mr. Ben David from October to December 2016.

On January 30, 2017, the Compensation Committee of our Board of Directors approved the issuance to Mr. Ben David of 6,639 shares of our common stock under our 2012 Equity Incentive Plan. Such shares were issued in lieu of the waiver of $21,259 salary otherwise payable to Mr. Ben David from January to March 2017.

On April 13, 2017, the Compensation Committee of our Board of Directors approved the issuance to Mr. Ben David of 6,049 shares of our common stock under our 2012 Equity Incentive Plan. Such shares were issued in lieu of the waiver of $ $22,139 salary otherwise payable to Mr. Ben David from April to June 2017.

On July 10, 2017, the Compensation Committee of our Board of Directors approved the issuance to Mr. Ben David of 9,938 shares of our common stock under our 2012 Equity Incentive Plan. Such shares were issued in lieu of the waiver of $22,977 salary otherwise payable to Mr. Ben David from July to September 2017.

On October 23, 2017, the Compensation Committee of our Board of Directors approved the issuance to Mr. Ben David of 12,325 shares of our common stock under our 2012 Equity Incentive Plan. Such shares were issued in lieu of the waiver of $22,879 salary otherwise payable to Mr. Ben David from October to December 2017.

On January 4, 2018, the Compensation Committee of our Board of Directors approved the issuance to Mr. Ben David of 14,839 shares of our common stock under our 2012 Equity Incentive Plan. Such shares were issued in lieu of the waiver of $23,288 salary otherwise payable to Mr. Ben David from January to March 2018.

On April 23, 2018, the Compensation Committee of our Board of Directors approved the issuance to Mr. Ben David of 14,896 shares of our common stock under our 2012 Equity Incentive Plan. Such shares were issued in lieu of the waiver of $ $22,951 salary otherwise payable to Mr. Ben David from April to June 2018.

On July 8, 2018, the Compensation Committee of our Board of Directors approved the issuance to Mr. Ben David of 22,279 shares of our common stock under our 2012 Equity Incentive Plan. Such shares were issued in lieu of the waiver of $32,442 salary otherwise payable to Mr. Ben David from July to September 2018.

On October 3, 2018, the Compensation Committee of our Board of Directors approved the issuance to Mr. Ben David of 30,075 shares of our common stock under our 2012 Equity Incentive Plan. Such shares were issued in lieu of the waiver of $29,893 salary otherwise payable to Mr. Ben David from October to December 2018.

Dror Bacher, Chief Operating Officer – On August 30, 2013, LabStyle Innovation Ltd., our Israeli subsidiary, entered into an employment agreement with Mr. Bacher, pursuant to which Mr. Bacher receives an annual base salary of NIS 55,000 (approximately $15,151), effective as of July 2017, and commencing June 1, 2018 his monthly salary was increased to NIS 61,490 (approximately $16,939 per month).. Pursuant to Mr. Bacher’s existing personal employment agreement as amended, either Mr. Bacher or we may terminate his employment agreement upon thirty days notice, provided, however, that in the event of a termination for cause, Mr. Bacher’s employment may be terminated immediately. Mr. Bacher’s employment agreement also includes a twelve (12) month non-competition and non-solicitation provision, certain confidentiality covenants and assignment of any of his company-related inventions. Under the terms of Mr. Bacher’s employment agreement, Mr. Bacher is entitled to certain expense reimbursements and other standard benefits, including vacation, sick leave, life, and disability insurance and car and mobile phone allowances. In addition, in conjunction with his appointment as Chief Operating Officer, we issued Mr. Bacher 10,000 shares of common stock, and 10,000 options that will vest in 12 equal quarterly installments over a three-year period with an exercise price of $2.46 per share, all issued pursuant to the Registrant’s Amended and Restated 2012 Equity Incentive Plan.

During the years 2017 and 2018, Mr. Bacher agreed to waive approximately 24% and 29% of his cash salary, respectively, pursuant to our shares for salary program and its 2012 Equity Incentive Plan, and as a result Mr. Bacher received shares of common stock in lieu of a portion of his annual cash salary.

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On January 10, 2017, the Compensation Committee of our Board of Directors approved the issuance to Mr. Bacher of 2,801 shares of our common stock under our 2012 Equity Incentive Plan. Such shares were issued in lieu of the waiver of $8,990 salary otherwise payable to Mr. Bacher from October to December 2016.

On January 30, 2017, the Compensation Committee of our Board of Directors approved the issuance to Mr. Bacher of 2,845 shares of our common stock under our 2012 Equity Incentive Plan. Such shares were issued in lieu of the waiver of $9,111 salary otherwise payable to Mr. Bacher from January to March 2017.

On April 13, 2017, the Compensation Committee of our Board of Directors approved the issuance to Mr. Bacher of 2,592 shares of our common stock under our 2012 Equity Incentive Plan. Such shares were issued in lieu of the waiver of $9,488 salary otherwise payable to Mr. Bacher from April to June 2017.

On July 10, 2017, the Compensation Committee of our Board of Directors approved the issuance to Mr. Bacher of 7,572 shares of our common stock under our 2012 Equity Incentive Plan. Such shares were issued in lieu of the waiver of $17,506 salary otherwise payable to Mr. Bacher from July to September 2017.

On October 23, 2017, the Compensation Committee of our Board of Directors approved the issuance to Mr. Bacher of 9,390 shares of our common stock under our 2012 Equity Incentive Plan. Such shares were issued in lieu of the waiver of $17,432 salary otherwise payable to Mr. Bacher from October to December 2017.

On October 23, 2017, the Compensation Committee of our Board of Directors approved the issuance to Mr. Bacher of 8,080 shares of our common stock under our 2012 Equity Incentive Plan. Such shares were issued in lieu of the waiver of $15,000 of a cash bonus otherwise payable to Mr. Bacher for his efforts in obtaining FDA clearance for certain Android smartphone devices in the U.S.

On January 4, 2018, the Compensation Committee of our Board of Directors approved the issuance to Mr. Bacher of 11,306 shares of our common stock under our 2012 Equity Incentive Plan. Such shares were issued in lieu of the waiver of $17,744 salary otherwise payable to Mr. Bacher from January to March 2018.

On April 23, 2018, the Compensation Committee of our Board of Directors approved the issuance to Mr. Bacher of 11,349 shares of our common stock under our 2012 Equity Incentive Plan. Such shares were issued in lieu of the waiver of $ $17,486 salary otherwise payable to Mr. Bacher from April to June 2018.

On April 23, 2018, the Compensation Committee of our Board of Directors approved the issuance to Mr. Bacher of 32,452 shares of our common stock under our 2012 Equity Incentive Plan. Such shares were issued in lieu of the waiver of $50,000 of a cash bonus otherwise payable to Mr. Bacher for his efforts in obtaining FDA clearance for iPhone 7, 8 and X smartphone devices in the U.S.

On July 8, 2018, the Compensation Committee of our Board of Directors approved the issuance to Mr. Bacher of 13,464 shares of our common stock under our 2012 Equity Incentive Plan. Such shares were issued in lieu of the waiver of $19,606 salary otherwise payable to Mr. Bacher from July to September 2018.

On October 3, 2018, the Compensation Committee of our Board of Directors approved the issuance to Mr. Bacher of 19,080 shares of our common stock under our 2012 Equity Incentive Plan. Such shares were issued in lieu of the waiver of $18,964 salary otherwise payable to Mr. Bacher from October to December 2018.

Olivier Jarry, President and Chief Commercial Officer – On August 30, 2018, we appointed Mr. Jarry as our President and Chief Commercial Officer. In connection with Mr. Jarry’s appointment, we agreed to pay Mr. Jarry an annual base salary of $252,000 out of which $132,000 is paid in cash and the balance is paid in our shares of common stock. Mr. Jarry’s employment is subject to a one (1) year non-competition and non-solicitation provision, certain confidentiality covenants and assignment of any of his company-related inventions. Mr. Jarry is also entitled to certain expense reimbursements and other standard benefits, including vacation and sick leave. In addition, Mr. Jarry is entitled to receive an annual incentive bonus of up to 35,000 shares of common stock and an annual over performance bonus of up to 20,000 shares of common stock, with each such bonus subject to certain milestones and performance targets to be determined by our Board of Directors. In addition, and in conjunction with Mr. Jarry’s appointment as President and Chief Commercial Officer, we agreed to issue Mr. Jarry a stock option to purchase up to 120,000 shares of common stock at a future date and at the discretion of our Board of Directors.

During the fiscal year ended December 31, 2018, Mr. Jarry agreed to waive approximately 47% of his cash salary pursuant to our shares for salary program and its 2012 Equity Incentive Plan, and as a result, Mr. Jarry received shares of common stock in lieu of a portion of his annual cash salary.

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On October 3, 2018, the Compensation Committee of our Board of Directors approved the issuance to Mr. Jarry of 39,237 shares of our common stock under our 2012 Equity Incentive Plan. Such shares were issued in lieu of the waiver of $39,000 salary otherwise payable to Mr. Jarry from September to December 2018.

Outstanding Equity Awards at Fiscal Year-End

Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date
Erez Raphael	2,001	-		-	$121,50	March 14, 2023
(Chief Executive Officer)	223	-		-	$270.00	June 5, 2023
	3,334	-		-	$240.30	August 28, 2023
	889	-		-	$166.50	January 6, 2024
	4,667	-		-	$88.20	July 6, 2024
	168,904	-		-	$5.76	September 3, 2021
	83,512	59,652	(1)	-	$3.202	January 30, 2023

Zvi Ben David	43,073	-		-	$5.76	September 3, 2021
(Chief Financial Officer, Secretary and Treasurer)	18,563	13,260	(1)	-	$3.202	January 30, 2023

Dror Bacher	1,334	-		-	$166.50	January 6, 2024
(Chief Operating Officer)	1,334	-		-	$88.20	July 6, 2024
	25,338	-		-	$5.76	September 3, 2021
	9,584	-		-	$7.02	December 17, 2021
	16,037	11,455	(1)	-	$3.202	January 30, 2023
	4,170	5,830	(1)	-	$2.46	July 25, 2023

Olivier Jarry	120,000	120,000			$0.795	November 22, 2024
(President and Chief Commercial Officer)

Total Option Shares	502,963	210,197		-	$-	-

(1)	Vests in 12 equal quarterly installments over a three-year period.

Non-Employee Director Remuneration Policy

In March 2013, our Board adopted the following non-employee director remuneration policy:

Cash Awards

Our non-employee directors (currently Messrs. Shaked, Farhi, Kamer, McGrath and Moller, Prof. Stone and Ms. Karah) will receive the following cash payments for each fiscal year: (i) $25,000 per year, to be paid quarterly in arrears and (ii) $16,000 for Board committee service, to be paid quarterly in arrears; provided, however, that such quarterly payments and committee meeting fees shall accrue and shall be payable upon the approval of Mr. Raphael at such time when our company is adequately capitalized in his reasonable discretion.

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Stock and Option Awards

On January 10, 2017, the Compensation Committee of our Board of Directors approved the issuance to each of Prof. Stone, Mr. Hoenlein, Mr. McGrath, Ms. Karah and Mr. Yehudiha of 6,388 shares of our common stock under our 2012 Equity Incentive Plan. Such shares were issued in lieu of $20,500 in fees otherwise payable to each of Prof. Stone, Mr. Hoenlein, Mr. McGrath, Ms. Karah and Mr. Yehudiha for the period from July 1, 2016, to December 31, 2016. In addition, the Compensation Committee of our Board of Directors approved the issuance to Mr. Farhi of 4,544 shares of our common stock under the 2012 Equity Incentive Plan. Such shares were issued in lieu of $14,583.33 in fees otherwise payable to Mr. Farhi for the period June 1, 2016, to December 31, 2016.

On January 30, 2017, the Compensation Committee of our Board of Directors approved a grant of an aggregate of 111,242 options to our non-employee directors. These options have an exercise price of $3.202 per share. The options shall vest in 12 quarterly installments over a three-year period from the grant date.

On April 13, 2017, the Compensation Committee of our Board of Directors approved the issuance to each of Prof. Stone, Mr. Hoenlein, Mr. McGrath, Ms. Karah and Mr. Yehudiha of 2,800 shares of our common stock under our 2012 Equity Incentive Plan. Such shares were issued in lieu of $10,250 in fees otherwise payable to each of Prof. Stone, Mr. Hoenlein, Mr. McGrath, Ms. Karah and Mr. Yehudiha for the period from January 1, 2017, to March 31, 2017. In addition, the Compensation Committee of our Board of Directors approved the issuance to Mr. Farhi of 1,708 shares of our common stock under the 2012 Equity Incentive Plan. Such shares were issued in lieu of $6,250 in fees otherwise payable to Mr. Farhi for the period January 1, 2017, to March 31, 2017. In addition, the Compensation Committee of our Board of Directors approved the issuance to each of Mr. Kamer and Mr. Bahagon of 569 shares of our common stock under the 2012 Equity Incentive Plan. Such shares were issued in lieu of $2,083.33 in fees otherwise payable to each of Mr. Kamer and Mr. Bahagon for the period March 1, 2017, to March 31, 2017.

On July 9, 2017, the Compensation Committee of our Board of Directors approved the issuance to each of Prof. Stone, Mr. Hoenlein, Mr. McGrath, Ms. Karah and Mr. Yehudiha of 4,433 shares of our common stock under our 2012 Equity Incentive Plan. Such shares were issued in lieu of $10,250 in fees otherwise payable to each of Prof. Stone, Mr. Hoenlein, Mr. McGrath, Ms. Karah and Mr. Yehudiha for the period from April 1, 2017, to June 30, 2017. In addition, the Compensation Committee of our Board of Directors approved the issuance to each of Mr. Farhi, Mr. Kamer and Mr. Bahagon of 2,703 shares of our common stock under the 2012 Equity Incentive Plan. Such shares were issued in lieu of $6,250 in fees otherwise payable to Mr. Farhi, Mr. Kamer and Mr. Bahagon for the period April 1, 2017, to June 30, 2017.

On October 23, 2017, the Compensation Committee of our Board of Directors approved the issuance to each of Prof. Stone, Mr. Hoenlein, Mr. McGrath, Ms. Karah and Mr. Yehudiha of 5,521 shares of our common stock under our 2012 Equity Incentive Plan. Such shares were issued in lieu of $10,250 in fees otherwise payable to each of Prof. Stone, Mr. Hoenlein, Mr. McGrath, Ms. Karah and Mr. Yehudiha for the period from July 1, 2017, to September 30, 2017. In addition, the Compensation Committee of our Board of Directors approved the issuance to each of Mr. Farhi, Mr. Kamer and Mr. Bahagon of 3,367 shares of our common stock under the 2012 Equity Incentive Plan. Such shares were issued in lieu of $6,250 in fees otherwise payable to Mr. Farhi, Mr. Kamer and Mr. Bahagon for the period July 1, 2017, to September 30, 2017.

On January 4, 2018, the Compensation Committee of our Board of Directors approved the issuance to each of Prof. Stone, Mr. Hoenlein, Mr. McGrath, Ms. Karah and Mr. Yehudiha of 6,531 shares of our common stock under our 2012 Equity Incentive Plan. Such shares were issued in lieu of $10,250 in fees otherwise payable to each of Prof. Stone, Mr. Hoenlein, Mr. McGrath, Ms. Karah and Mr. Yehudiha for the period from October 1, 2017, to December 31, 2017. In addition, the Compensation Committee of our Board of Directors approved the issuance to each of Mr. Farhi, Mr. Kamer and Mr. Bahagon of 3,983 shares of our common stock under the 2012 Equity Incentive Plan. Such shares were issued in lieu of $6,250 in fees otherwise payable to Mr. Farhi, Mr. Kamer and Mr. Bahagon for the period October 1, 2017, to December 31, 2017.

On April 23, 2018, the Compensation Committee of our Board of Directors approved the issuance to each of Prof. Stone, Mr. Hoenlein, Mr. McGrath, Ms. Karah and Mr. Yehudiha of 6,653 shares of our common stock under our 2012 Equity Incentive Plan. Such shares were issued in lieu of $10,250 in fees otherwise payable to each of Prof. Stone, Mr. Hoenlein, Mr. McGrath, Ms. Karah and Mr. Yehudiha for the period from January 1, 2018, to March 31, 2018. In addition, the Compensation Committee of our Board of Directors approved the issuance to each of Mr. Farhi and Mr. Kamer of 4,057 shares of our common stock under the 2012 Equity Incentive Plan. Such shares were issued in lieu of $6,250 in fees otherwise payable to Mr. Farhi and Mr. Kamer for the period January 1, 2018, to March 31, 2018. In addition, the Compensation Committee of our Board of Directors approved the issuance to Mr. Bahagon 3,335 shares of our common stock under the 2012 Equity Incentive Plan. Such shares were issued in lieu of $5,139 in fees otherwise payable to Mr. Bahagon for the period January 1, 2018, to March 15, 2018.

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On July 9, 2018, the Compensation Committee of our Board of Directors approved the issuance to each of Prof. Stone, Mr. Hoenlein, Mr. McGrath and Ms. Karah of 7,039 shares of our common stock under our 2012 Equity Incentive Plan. Such shares were issued in lieu of $10,250 in fees otherwise payable to each of Prof. Stone, Mr. Hoenlein, Mr. McGrath and Ms. Karah for the period from April 1, 2018, to June 30, 2018. In addition, the Compensation Committee of our Board of Directors approved the issuance to each of Mr. Farhi, Mr. Kamer, Mr. Yehudiha and Mr. Zanco of 4,292 shares of our common stock under the 2012 Equity Incentive Plan. Such shares were issued in lieu of $6,250 in fees otherwise payable to Mr. Farhi, Mr. Kamer, Mr. Yehudiha and Mr. Zanco for the period April 1, 2018, to June 30, 2018.

On October 3, 2018, the Compensation Committee of our Board of Directors approved the issuance to each of Prof. Stone, Mr. Shaked, Mr. McGrath, and Ms. Karah of 10,312 shares of our common stock under our 2012 Equity Incentive Plan. Such shares were issued in lieu of $10,250 in fees otherwise payable to each of Prof. Stone, Mr. Shaked, Mr. McGrath, and Ms. Karah for the period from July 1, 2018, to September 30, 2018. In addition, the Compensation Committee of our Board of Directors approved the issuance to each of Mr. Farhi, Mr. Kamer, Mr. Yehudiha and Mr. Zanco of 6,288 shares of our common stock under the 2012 Equity Incentive Plan. Such shares were issued in lieu of $6,250 in fees otherwise payable to Mr. Farhi, Mr. Kamer, Mr. Yehudiha and Mr. Zanco for the period July 1, 2018, to September 30, 2018.

On January 27, 2019, the Compensation Committee of our Board of Directors approved the issuance to each of Prof. Stone, Mr. Shaked, Mr. McGrath, and Ms. Karah of 10,250 shares of our common stock under our 2012 Equity Incentive Plan. Such shares were issued in lieu of $10,250 in fees otherwise payable to each of Prof. Stone, Mr. Shaked, Mr. McGrath, and Ms. Karah for the period from October 1, 2018, to December 31, 2018. The Compensation Committee of our Board of Directors also approved the issuance to each of Mr. Farhi and Mr. Kamer of 6,250 shares of our common stock under the 2012 Equity Incentive Plan. Such shares were issued in lieu of $6,250 in fees otherwise payable to Mr. Farhi and Mr. Kamer for the period October 1, 2018, to December 31, 2018. In addition, the Compensation Committee of our Board of Directors approved the issuance to Mr. Moller 5,231 shares of our common stock under the 2012 Equity Incentive Plan. Such shares were issued in lieu of $5,231 in fees otherwise payable to Mr. Moller for the period October 16, 2018, to December 31, 2018.

Compensation

Compensation Committee Review

The Compensation Committee shall, if it deems necessary or prudent in its discretion, reevaluate and approve in January of each such year (or in any event prior to the first board meeting of such fiscal year) the cash and equity awards (amount and manner or method of payment) to be made to non-employee directors for such fiscal year. In making this determination, the Compensation Committee shall utilize such market standard metrics as it deems appropriate, including, without limitation, an analysis of cash compensation paid to independent directors of our peer group.

The Compensation Committee shall also have the power and discretion to determine in the future whether non-employee directors should receive annual or other grants of options to purchase shares of common stock or other equity incentive awards in such amounts and pursuant to such policies as the Compensation Committee may determine utilizing such market standard metrics as it deems appropriate, including, without limitation, an analysis of equity awards granted to independent directors of our peer group.

Participation of Employee Directors; New Directors

Unless separately and specifically approved by the Compensation Committee in its discretion, no employee director of our company shall be entitled to receive any remuneration for service as a director (other than expense reimbursement as per prevailing policy).

New directors joining our Board of Directors shall be entitled to a pro-rated portion (based on months to be served in the fiscal year in which they join) of cash and stock option or other equity incentive awards (if applicable) for the applicable fiscal year at the time they join the board.

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Summary Director Compensation Table

The following table summarizes the annual compensation paid to our non-employee directors for the fiscal year ended December 31, 2018:

Name and Principal Position	Year	Fees Paid or Earned in Cash ($)	Stock Awards		Option Awards ($)*		Non-equity incentive plan compensation	Non- qualified deferred compensation earnings	All other compensation ($)	Total ($)
Yossi Bahagon (1)	2018	$-	$11,389	(2)		$(3)	$-	$-	$-		$11,389

Malcolm Hoenlein (4)	2018	$-	$74,997	(5)		$(6)	$-	$-	$-		$74,997

Dennis McGrath	2018	$-	$78,747	(7)		$(8)	$-	$-	$-		$78,747

Prof. Richard B. Stone	2018	$-	$78,747	(9)		$(10)	$-	$-	$-		$78,747

Rami Yehudiha (11)	2018	$-	$44,039	(12)		$(13)	$-	$-	$-		$44,039

Yalon Farhi	2018	$-	$36,039	(14)		$(15)	$-	$-	$-		$36,039

Hila Karah	2018	$-	$78,747	(16)	$-	(17)	$-	$-	$-		$78,747

Allen Kamer	2018	$-	$65,061	(18)		$(19)	$-	$-	$-		$65,061

Ori Zanco (20)	2018	$-	$39,208	(21)	$-	(22)	$-	$-	$-		$39,208

Yoav Shaked	2018	$-	$10,250	(23)		$(24)	$-	$-	$-		$10,250

Glen D. Moller	2018	$-	$-	(25)		$(26)	$-	$-	$-	$

*	Amount shown does not reflect dollar amount actually received. Instead, this amount reflects the aggregate grant date fair value of each stock option granted in the fiscal year ended December 31, 2018, computed in accordance with the provisions of ASC 718. Assumptions used in accordance with ASC 718 are included in Note 9 to our consolidated financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

(1)	Mr. Bahagon resigned from our Board of Directors effective as of March 15, 2018.

(2)	13,957 stock awards are outstanding as of December 31, 2018.

(3)	No option awards are outstanding as of December 31, 2018.

(4)	Mr. Hoenlein resigned from our Board of Directors effective as of July 5, 2018.

(5)	90,072 stock awards are outstanding as of December 31, 2018.

(6)	2,223 option awards are outstanding as of December 31, 2018.

(7)	88,036 stock awards are outstanding as of December 31, 2018.

(8)	33,152 option awards are outstanding as of December 31, 2018.

(9)	87,992 stock awards are outstanding as of December 31, 2018.

(10)	32,874 option awards are outstanding as of December 31, 2018.

(11)	Mr. Yehudiha resigned from our Board of Directors effective as of October 15, 2018.

(12)	62,743 stock awards are outstanding as of December 31, 2018.

(13)	23,203 option awards are outstanding as of December 31, 2018.

(14)	38,064 stock awards are outstanding as of December 31, 2018.

(15)	31,207 option awards are outstanding as of December 31, 2018.

(16)	84,855 stock awards are outstanding as of December 31, 2018.

(17)	31,207 option awards are outstanding as of December 31, 2018.

(18)	51,105 stock awards are outstanding as of December 31, 2018.

(19)	No option awards are outstanding as of December 31, 2018.

(20)	Mr. Zanco resigned from our Board of Directors effective as of October 15, 2018.

(21)	27,811 stock awards are outstanding as of December 31, 2018.

(22)	No option awards are outstanding as of December 31, 2018.

(23)	10,312 stock awards are outstanding as of December 31, 2018.

(24)	No option stock awards are outstanding as of December 31, 2018.

(25)	No stock awards are outstanding as of December 31, 2018.

(26)	No option stock awards are outstanding as of December 31, 2018.

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REPORT OF THE AUDIT COMMITTEE

In the course of our oversight of the Company’s financial reporting process, we have: (1) reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2018; (2) discussed with the Independent Auditors the matters required to be discussed pursuant to the applicable requirements of the Public Company Accounting Oversight Board (the “PCOAB”) and the Securities and Exchange Commission (the “SEC”); (3) received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the standards of the PCOAB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence; (4) discussed with the independent registered public accounting firm its independence; and (5) considered whether the provision of non-audit services by the independent registered public accounting firm is compatible with maintaining its independence and concluded that it is compatible at this time.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the annual report on Form 10-K for the fiscal year ended December 31, 2018, for filing with the SEC.

By the Audit Committee of the Board of Directors of DarioHealth Corp.

Dennis M. McGrath, Chairman Yoav Shaked Richard B. Stone

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Beneficial Ownership of Principal Stockholders, Officers and Directors

The following table sets forth information regarding the beneficial ownership of our Common Stock as of September 30, 2019 by each person known by us to be the beneficial owner of more than 5% of our outstanding shares of Common Stock, each of our named executive officers and directors; and all of our executive officers and directors as a group.

The following table shows the amount of our common stock beneficially owned as of September 30, 2019 by (i) each person or group as those terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, believed by us to beneficially own more than 5% of our common stock, (ii) each of our named executive officers and directors, and (iii) all our executive officers and directors as a group. Except as otherwise noted, each person named in the table has sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

		Percent of
	Shares of Common	Common Stock
	Beneficially	Beneficially
Name of Beneficial Owner	Stock Owned	Owned (1)
Officers and Directors
Erez Raphael (2)	3,188,158	7.2%
Zvi Ben David (3)	1,168,223	2.7%
Dror Bacher (4)	629.727	1.4%
Olivier Jarry (5)	237,354	*
Dennis M. McGrath (6)	197.244	*
Prof. Richard B. Stone (7)	340.526	*
Hila Karah (8)	195.031	*
Yalon Farhi(9)	108,817	*
Allen Kamer(10)	1,488,141	3.4%
Yoav Shaked (13)	431,448	*
Glen Moller (12)	26,063	*
All Executive Officers and Directors as a group (10 persons)	8,010,732	18.3%
5% Stockholders
David Edery(11)	3,056,859	6.8%
Nantahala Capital Partners SI, LP(14)	4,561,291	9.9%
Blackwell Partners LLC - Series A(15)	2,303,740	5.1%
Nantahala Capital Partners II Limited Partnership(16)	2,750,439	6.0%
Nantahala Capital Management, LLC(17)	4,329,430	9.9%

*	Less than 1%.

(1)	Percentage ownership is based on 43,683,840 shares of our common stock outstanding as of September 30, 2019 and, for each person or entity listed above, warrants or options to purchase shares of our common stock which exercisable within 60 days of the such date.

(2)	Includes 311,251 vested options. Excludes 11,931 options which are not vested. Also includes 757,509 shares of our Common Stock, held by Dicilyon Consulting and Investment Ltd. Erez Raphael is the natural person with voting and dispositive power over our securities held by Dicilyon Consulting and Investment Ltd. The address of Dicilyon Consulting and Investment Ltd. is 10 Nataf St., Ramat Hasharon 4704063, Israel.

(3)	Includes 72,244 vested options to purchase common stock and 111,112 warrants to purchase common stock. Excludes 2,652 options which are not vested. Includes 35,716 shares owned by his spouse, for which Mr. Ben David disclaims beneficial ownership except to the extent of his pecuniary interest therein.

(4)	Includes 70,297 vested options to purchase common stock. Excludes 4,785 options which are not vested.

(5)	Includes 40,000 vested options to purchase common stock. Excludes 80,000 options which are not vested.

(6)	Includes 31,818 vested options to purchase common stock. Excludes 1,334 options which are not vested.

(7)	Includes 25,000 warrants to purchase common stock, and 31,540 vested options to purchase common stock. Excludes 1,334 options which are not vested.

36

(8)	Includes 29,873 vested options to purchase common stock. Excludes 1,334 options which are not vested.

(9)	Includes 28,606 vested options to purchase common stock. Excludes 2,601 options which are not vested.

(10)	Mr. Kamer is a Managing Partner of OurCrowd Digital Health L.P. and therefore the securities held by OurCrowd Digital Health L.P. may be deemed to be beneficially owned by Mr. Kamer. Mr. Kamer disclaims beneficial ownership of the securities owned by OurCrowd Digital Health L.P. except to the extent of his pecuniary interest therein.

(11)	Based solely on information contained in the filed Schedule 13G filed with the SEC on October 10, 2018, reporting beneficial ownership of David Edery. The address of David Edery is 10 Nataf St., Ramat Hasharon 4704063, Israel.

(12)	Includes 0 vested options to purchase common stock. Excludes 29,493 options which are not vested.

(13)	Includes 33,336 shares and 26,669 warrants owned by his spouse, for which Mr. Shaked disclaims beneficial ownership except to the extent of his pecuniary interest therein.

(14)	Based solely on information contained in Form S-3 filed with the SEC on January 15, 2019 and data provided by the holder. Includes warrants to purchase 1,653,521 shares of common stock and pre-funded warrants to purchase 736,281 shares of common stock, subject to a contractual beneficial ownership limitation of 9.9% and excludes pre-funded warrants to purchase 1,765,748 shares of common stock.

(15)	Based solely on information contained in Form S-3 filed with the SEC on January 15, 2019 and data provided by the holder. Includes warrants to purchase 493,822 shares of common stock and pre-funded warrants to purchase 1,113,854 shares of common stock.

(16)	Based solely on information contained in Form S-3 filed with the SEC on January 15, 2019 and data provided by the holder. Includes warrants to purchase 432,246 shares of common stock and pre-funded warrants to purchase 1,624,658 shares of common stock.

(17)	Based solely on information contained in Form 13G filed with the SEC on February 14, 2019, and data provided by the holder. Includes warrants to purchase 47,778 shares of common stock, and excludes warrants to purchase 2,952,222 shares of common stock and pre-funded warrants to purchase 7,175,525 shares of common stock which are subject to a contractual beneficial ownership limitation of 9.9%.

Stockholder Communications

Stockholders wishing to communicate with the Board may direct such communications to the Board c/o the Company, Attn: Zvi Ben-David. Mr. Ben-David will present a summary of all stockholder communications to the Board at subsequent Board meetings. The directors will have the opportunity to review the actual communications at their discretion.

Additional Information

In addition, we are subject to certain informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information are available on the SEC’s website at www.sec.gov. Stockholders who have questions in regard to any aspect of the matters discussed in this Proxy Statement should contact Zvi Ben-David, Chief Financial Officer of the Company, at 8 HaTokhen Street, Caesarea Industrial Park 3088900, Israel.

37

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be included in the Company’s proxy statement and form of proxy for use in connection with the Company’s 2020 Annual Meeting of Stockholders must be received by the Company’s Secretary at the Company’s principal executive offices at 8 HaTokhen Street, Caesarea Industrial Park 3088900, Israel, not less than 90 days nor more than 120 days prior to the annual meeting of stockholders, and must otherwise satisfy the procedures contained in the Company’s Bylaws or as prescribed by Rule 14a-8 under the Exchange Act.

Stockholder proposals with respect to director nominees for use in connection with the Company’s 2020 Annual Meeting of Stockholders must be received by the Company’s Secretary at the Company’s principal executive offices at not less than 60 days before the date of the annual meeting of stockholders. A stockholder wishing to formally nominate an individual for election to the Board must do so by following the notice, information and consent provisions described in the Company’s Bylaws. In that regard, the stockholder must set forth the (a) the name, age, business address and the primary legal residence address of each nominee proposed in such notice, (b) the principal occupation or employment of such nominee, (c) the number of shares of capital stock of the Company which are owned directly or indirectly of record and directly or indirectly beneficially owned by the nominee and each of its affiliates (within the meaning of Rule 144 under the Securities Act of 1933, as amended), including any shares of the Company owned or controlled via derivatives, hedged positions and other economic and voting mechanisms, (d) any material agreements, understandings or relationships, including financial transactions and compensation, between the nominating stockholder and the proposed nominees and (e) such other information concerning each such nominee as would be required, under the rules of the Securities and Exchange Commission, in a proxy statement soliciting proxies in a contested election of such nominees. The Board will use the same evaluation criteria and process for director nominees recommended by stockholders as it uses for other director nominees. There has been no change to the procedures by which stockholders may recommend nominees to our Board.

It is suggested that any such proposals be submitted by certified mail, return receipt requested.

If we do not receive notice of a stockholder proposal within this timeframe, our management will use its discretionary authority to vote the shares they represent, as the Board may recommend.  We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these requirements.

HOUSEHOLDING OF MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports.  This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household.  We will promptly deliver a separate copy of either document to you if you call or write us at the address shown on the first page of this proxy statement.  If you want to receive separate copies of the annual report and any proxy statement in the future or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holders, or you may contact us at the address shown on the first page of this proxy statement or by phone at +(972)-(4) 770 4055.

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OTHER MATTERS

As of the date of this proxy statement, our management knows of no matter not specifically described above as to any action which is expected to be taken at the Meeting. The persons named in the enclosed proxy, or their substitutes, will vote the proxies, insofar as the same are not limited to the contrary, in their best judgment, with regard to such other matters and the transaction of such other business as may properly be brought at the Meeting.

IF YOU HAVE NOT VOTED BY INTERNET, PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE.  A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

By order of the Board of Directors,

/s/ Erez Raphael
Erez Raphael
Chief Executive Officer

Caesarea, Israel

September 30, 2019

39

Annex A

SECOND AMENDMENT TO

AMENDED AND RESTATED

2012 EQUITY INCENTIVE PLAN

WHEREAS, DarioHealth Corp. (the “Company”) maintains the DarioHealth Corp.’s Amended and Restated 2012 Equity Incentive Plan (the “Incentive Plan”);

WHEREAS, the Board of Directors (the “Board”) and the Compensation Committee of the Board has determined that it is in the best interests of the Company to amend the Incentive Plan to increase the maximum number of shares of the Company’s common stock authorized to be issued under the Incentive Plan by 4,500,000, from 7,873,000 to 12,373,000; and

WHEREAS, pursuant to Section 13 of the Incentive Plan, an amendment that materially increases the aggregate number of shares that may be issued under the Incentive Plan generally must be approved by a majority of votes cast by the stockholders of the Company in accordance with applicable stock exchange rules.

NOW, THEREFORE, effective as of the date of approval by a majority of votes cast by the stockholders of the Company in accordance with applicable stock exchange rules, the Incentive Plan is hereby amended in the following particulars:

1.	Section 4(a) of the Incentive Plan is deleted in its entirety and replaced with the following:

Share Reserve. Subject to the provisions of Section 11 relating to adjustments upon changes in Common Stock, the Common Stock that may be issued pursuant to Awards shall not exceed in the aggregate of 12,373,000 shares of Common Stock. During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.

2.	In all other respects the Incentive Plan shall remain unchanged and in full force and effect.

A-1

Annex B

REVERSE STOCK SPLIT CERTIFICATE OF AMENDMENT

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF INCORPORATION

OF DARIOHEALTH CORP.

The undersigned, for the purposes of amending the Certificate of Incorporation of DarioHealth Corp. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:

FIRST: The Board of Directors of the Corporation (the “Board”) duly adopted, in accordance with Section 141(f) of the DCGL by unanimous written consent of the Board on , 2019, a resolution proposing and declaring advisable the following amendment to restate Article FOURTH, Section 2 of the Certificate of Incorporation of said Corporation:

“Except as otherwise provided by law or by the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. Except as otherwise required by law or this Certificate of Incorporation of the Corporation, each holder of Common Stock is entitled to one vote for each share of Common Stock held of record by such holder with respect to all matters on which holders of Common Stock are entitled to vote. Subject to the Delaware General Corporation Law and the rights, if any, of the holders of any outstanding series of Preferred Stock, dividends may be declared and paid on the Common Stock at such times and in such amounts as the Board of Directors of the Corporation (the “Board of Directors”) in its discretion shall determine. Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock, the holders of the Common Stock, as such, shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them. Upon the effectiveness of the amendment to the certificate of incorporation containing this sentence (the “Split Effective Time”), each share of the Common Stock issued and outstanding immediately prior to the date and time of the filing hereof with the Secretary of State of Delaware shall be automatically changed and reclassified into a smaller number of shares such that each shares of issued Common Stock immediately prior to the Split Effective Time is reclassified into one (1) share of Common Stock. Notwithstanding the immediately preceding sentence, there shall be no fractional shares issued and, in lieu thereof, a holder of Common Stock on the Split Effective Time who would otherwise be entitled to a fraction of a share as a result of the reclassification, following the Split Effective Time, shall receive a full share of Common Stock upon the surrender of such stockholders' old stock certificate. No stockholders will receive cash in lieu of fractional shares.”

SECOND: The holders of a majority of the issued and outstanding voting stock of the Corporation have voted in favor of said amendment at an annual meeting of said Corporation’s stockholders duly called and held upon notice in accordance with Section 222 of the DGCL.

THIRD: The aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the DGCL.

FOURTH: The aforesaid amendment shall be effective as of :00 A.M. Eastern Time on , 2019.

IN WITNESS WHEREOF, the Corporation has caused this Amendment to the Certificate of Incorporation of the Corporation to be duly executed by the undersigned this th day of , 2019.

By:
Name: Zvi Ben-David
Title: Chief Financial Officer, Secretary and Treasurer

B-1

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THE UNDERSIGNED HEREBY APPOINTS, EREZ RAPHAEL AND ZVI BEN-DAVID, AND EACH OF THEM, AS PROXIES OF THE UNDERSIGNED, WITH FULL POWER OF SUBSTITUTION, TO VOTE ALL THE SHARES OF COMMON STOCK OF DARIOHEALTH CORP. HELD OF RECORD BY THE UNDERSIGNED ON SEPTEMBER 19, 2019, AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 6, 2019 AT 11 AM EST, at the law offices of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP, 1633 Broadway, 32nd Floor, New York, New York 10019, OR ANY ADJOURNMENT THEREOF.

1.         Election of Yalon Farhi, Allen Kamer, Hila Karah, Dennis M. McGrath, Glen Moller, Erez Raphael, Yoav Shaked and Richard B. Stone and to hold office until the 2020 Annual Meeting of Stockholders or their successors are elected and qualified or until their earlier resignation or removal.

Yalon Farhi

☐ FOR	☐ AGAINST	☐ ABSTAIN

Allen Kamer

☐ FOR	☐ AGAINST	☐ ABSTAIN

Hila Karah

☐ FOR	☐ AGAINST	☐ ABSTAIN

Dennis M. McGrath

☐ FOR	☐ AGAINST	☐ ABSTAIN

Glen Moller

☐ FOR	☐ AGAINST	☐ ABSTAIN

Erez Raphael

☐ FOR	☐ AGAINST	☐ ABSTAIN

Yoav Shaked

☐ FOR	☐ AGAINST	☐ ABSTAIN

Richard B. Stone

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.        To approve the Amendment to the 2012 Equity Incentive Plan, as amended, to increase the number of shares of Common Stock authorized for issuance under the Plan from 7,873,000 to 12,373,000.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.        To authorize the Board of Directors to amend the Company’s Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s issued and outstanding shares of common stock, $0.0001 par value per share, at a ratio of not less than 2 to 1 and not greater than 20 to 1, to be implemented no later than December 20, 2019, as determined by the Board of Directors in its sole discretion.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4. To ratify the appointment by the Audit Committee of the Company’s Board of Directors of Kost Forer Gabbay & Kasierer as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

☐ FOR	☐ AGAINST	☐ ABSTAIN

In their discretion, upon the transaction of any other matters which may properly come before the meeting or any adjournment thereof.

The shares represented by this proxy, when properly executed, will be voted as specified by the undersigned stockholder(s). If this card contains no specific voting instructions, the shares will be voted FOR each of the proposals described on this card.

Signature of Stockholder(s)

Date

Please sign exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

VOTE BY INTERNET— if a registered holder by visiting www.vstocktransfer.com/proxy; if a beneficial holder by visiting www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.